UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DRAGONFLY ENERGY HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computer on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DRAGONFLY ENERGY HOLDINGS CORP.

12915 Old Virginia Road

Reno, Nevada 89521

October 15, 2025

Dear Stockholder:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Dragonfly Energy Holdings Corp. (the “Company”), or the Annual Meeting, which will be held on Monday, October 15, 2025, at 9:00 a.m., Pacific Time. This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen to the meeting live, submit questions and vote online regardless of location via the Internet at http://web.viewproxy.com/DFLI/2025. You will be able to attend the Annual Meeting by first registering at http://web.viewproxy.com/DFLI/2025. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

●	to elect two directors to the Board of Directors (the “Board”) to hold office until the 2028 annual meeting of stockholders (the “Director Proposal”);

●	to approve a proposal to authorize the Board, in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of only the then-outstanding shares of our common stock (with no change to the authorized capital stock of the Company), at a ratio of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50) (the “Reverse Stock Split”), with the exact ratio to be determined by our Board and included in a public announcement (the “Reverse Stock Split Proposal”);

●	to approve an amendment to the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), to increase the number of shares of common stock authorized for issuance thereunder to 400,000,000 in the event a reverse stock split of our common stock is effectuated in which our authorized common stock is reduced on a pro rata basis with such reverse stock split (the “Increase in Authorized Proposal”);

●	to approve an amendment to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 9,000,000 to 10,217,443 (the “Equity Plan Proposal”);

●	to approve an amendment to the Articles of Incorporation to adjust the voting requirements to amend the number of shares of authorized common stock and preferred stock (the “Voting Standard Proposal”);

●	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of the Reverse Stock Split Proposal, the Increase in Authorized Proposal, the Equity Plan Proposal and/or the Voting Standard Proposal are insufficient to approve such proposals (the “Adjournment Proposal”);

●	to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025 (the “Auditor Proposal”); and

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

Please complete, sign and return the proxy card whether or not you plan to attend the Annual Meeting. Alternatively, you may vote online at http://web.viewproxy.com/DFLI/2025. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting at the virtual Annual Meeting (provided you follow the revocation procedures described in the accompanying proxy statement) but will assure that your vote is counted if you cannot attend.

On behalf of the Board and the employees of Dragonfly Energy Holdings Corp., we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

By:
Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC

150 Clove Road, Suite 400, Little Falls, NJ, 07424

1-844-202-5696

Notice of Annual Meeting of Stockholders

Date:	October 15, 2025

Time:	9:00 a.m., Pacific Time

Place:	This year’s Annual Meeting will be held via the Internet. Stockholders will be able to listen, vote and submit questions regardless of location via the Internet at http://web.viewproxy.com/DFLI/2025. You will be able to attend the Annual Meeting by first registering at http://web.viewproxy.com/DFLI/2025. You will receive a meeting invitation by e-mail with your unique join link along with a password prior to the meeting date.

At our 2025 Annual Meeting, we will ask you:

1.	to elect two directors to the Board of Directors (the “Board”) to hold office until the 2028 annual meeting of stockholders (the “Director Proposal”);

2.	to approve a proposal to authorize the Board, in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of only the then-outstanding shares of our common stock (with no change to the authorized capital stock of the Company), at a ratio of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50) (the “Reverse Stock Split”), with the exact ratio to be determined by our Board and included in a public announcement (the “Reverse Stock Split Proposal”);

3.	to approve an amendment to the Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”), to increase the number of shares of common stock authorized for issuance thereunder to 400,000,000 in the event a reverse stock split of our common stock is effectuated in which our authorized common stock is reduced on a pro rata basis with such reverse stock split (the “Increase in Authorized Proposal”);

4.	to approve an amendment to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”) to increase the number of shares of common stock authorized for issuance thereunder by 9,000,000 to 10,217,443 (the “Equity Plan Proposal”);

5.	to approve an amendment to the Articles of Incorporation to adjust the voting requirements to amend the number of shares of authorized common stock and preferred stock (the “Voting Standard Proposal”);

6.	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of the Reverse Stock Split Proposal, the Increase in Authorized Proposal, the Equity Plan Proposal and/or the Voting Standard Proposal are insufficient to approve such proposals (the “Adjournment Proposal);

7.	to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025 (the “Auditor Proposal”); and

8.	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of Dragonfly Energy Holdings Corp. at the close of business on September 10, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Reno, Nevada

              , 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 15, 2025: Our Proxy Statement for the 2025 Annual Meeting of Stockholders and the Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2024 are available at http://web.viewproxy.com/DFLI/2025.

You are cordially invited to attend the Annual Meeting via live webcast by visiting http://web.viewproxy.com/DFLI/2025. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board urges you to vote over the Internet by going to http://web.viewproxy.com/DFLI/2025 or by telephone by calling Alliance Advisors at 1-844-202-5696 or to sign, date and mark the proxy card promptly and return it to Dragonfly Energy Holdings Corp. Voting over the Internet or by telephone or by returning the proxy card will not prevent you from voting at the virtual Annual Meeting. Under Securities and Exchange Commission rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials on the Internet.

THE MEETING

General

Dragonfly Energy Holdings Corp., or Dragonfly, is a Nevada corporation. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to Dragonfly Energy Holdings Corp. The term “Annual Meeting” as used in this proxy statement refers to the 2025 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

Pursuant to Securities and Exchange Commission (“SEC”) rules, we are providing access to our proxy materials both by sending you this full set of proxy materials, and by notifying you of the availability of our proxy materials online at http://web.viewproxy.com/DFLI/2025, where you can access this proxy statement for the 2025 Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), and our proxy card. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement is first being made available to stockholders on or about , 2025. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the proxy card and your votes will be cast for you at the Annual Meeting or you may vote online at http://web.viewproxy.com/DFLI/2025. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Annual Meeting are dated , 2025. If you owned shares of common stock of Dragonfly at the close of business on September 10, 2025 (the “Record Date”), you are entitled to vote at the Annual Meeting, as set out below. Each share of common stock is entitled to one vote per share. On the Record Date, there were        shares of common stock outstanding.

This year’s Annual Meeting will be held in a virtual meeting format only. The Annual Meeting will convene on October 15, 2025, at 9:00 a.m., Pacific Time. In order to participate in the Annual Meeting live via the Internet, you must register at http://web.viewproxy.com/DFLI/2025 by 11:59 p.m., Eastern Time by October 14, 2025. If you are a registered holder, you must register using the virtual control number included on your proxy card. If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://web.viewproxy.com/DFLI/2025.

On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the event password you received via email in your registration confirmation at http://web.viewproxy.com/DFLI/2025.

The Annual Meeting can be accessed by visiting http://web.viewproxy.com/DFLI/2025, where you will be able to listen to the meeting live, submit questions and vote online. You will need the virtual control number. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted in writing during the meeting in accordance with the Annual Meeting procedures which are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

If you encounter any technical difficulties accessing the Annual Meeting live audio webcast during the meeting time, there will be technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 8:45 a.m., Pacific Time on October 15, 2025, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 1-844-202-5696.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the virtual Annual Meeting.

Purpose Of Annual Meeting

At the Annual Meeting, you will be asked to vote:

●	to elect two directors to the Board to hold office until the 2028 annual meeting of stockholders (the “Director Proposal”);

●	to approve a proposal to authorize the Board, in its discretion at any time within one year after stockholder approval is obtained, to effect a reverse stock split of only the then-outstanding shares of our common stock (with no change to the authorized capital stock of the Company), at a ratio of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50) (the “Reverse Stock Split”), with the exact ratio to be determined by our Board and included in a public announcement (the “Reverse Stock Split Proposal”);

●	to approve an amendment to our Articles of Incorporation of the Company, as amended (the “Articles of Incorporation”) to increase the number of common stock authorized for issuance thereunder to 400,000,000 in the event a reverse stock split of our common stock is effectuated prior to approval of the Reverse Stock Split Proposal (the “Increase in Authorized Proposal”);

●	to approve an amendment to the 2022 Plan to increase the number of shares of common stock authorized for issuance thereunder by 9,000,000 to 10,217,443 (the “Equity Plan Proposal”);

●

to approve an amendment to the Articles of Incorporation to adjust the voting requirements to amend the number of shares of authorized common stock and preferred stock (the “Voting Standard Proposal”);

●	to approve the adjournment of the Annual Meeting in the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of the Reverse Stock Split Proposal, the Increase in Authorized Proposal, the Equity Plan Proposal and/or the Voting Standard Proposal are insufficient to approve such proposals (the “Adjournment Proposal);

●	to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025 (the “Auditor Proposal”); and

●	to consider any other business that may properly come before the meeting or any adjournment or postponement thereof.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. The holders of one-third of the voting power of the outstanding shares of capital stock entitled to vote at the Annual Meeting as of the Record Date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. We will include proxies marked as abstentions and withheld votes to determine the number of shares present at the Annual Meeting. If brokers have, and exercise, discretionary authority on at least one item on the agenda for the Annual Meeting, uninstructed shares for which broker non-votes occur will constitute voting power present for the discretionary matter and will therefore count towards the quorum.

Voting Rights

Holders of our common stock are entitled to one vote at the Annual Meeting for each share of the common stock owned as of the Record Date.

You may vote your shares at the Annual Meeting via live webcast, by phone, over the Internet or by proxy. If you wish to vote your shares electronically at the Annual Meeting, there will be a live link provided during the Annual Meeting (you will need the virtual control number assigned to you).

To vote over the Internet, you must go to http://web.viewproxy.com/DFLI/2025. To vote by phone, please call 1-844-202-5696. To vote by proxy, complete, sign and return the proxy card in the enclosed postage-paid envelope. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your proxy will vote your shares “FOR” the Board’s nominees for director; “FOR” the Reverse Stock Split Proposal; “FOR” the Increase in Authorized Proposal; “FOR” the Equity Plan Proposal; “FOR” the Voting Standard Proposal; “FOR” the Adjournment Proposal; and “FOR” the Auditor Proposal and, in the discretion of the proxy holders, on any other matters that properly come before the meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Assuming that a quorum is present, the following votes will be required to approve each proposal:

●	With respect to the Director Proposal, directors are elected by a plurality of the votes cast in person or represented by proxy and entitled to vote on the election of directors. The director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, withheld votes and “broker non-votes” (see below), if any, will not affect the outcome of the vote on the Director Proposal. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. You may not vote your shares cumulatively for the election of directors.

●	The Reverse Stock Proposal requires the affirmative vote of a majority of the total votes cast on this proposal, in person or by proxy. Shares that are not represented at the Annual Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	The Increase in Authorized Proposal requires the affirmative vote of a majority in voting power of the outstanding shares of our common stock entitled to vote on the proposal. Shares that are not represented at the Annual Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will have the same practical effect as a vote against this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	The Equity Plan Proposal requires the affirmative vote of a majority of the total votes cast on this proposal, in person or by proxy. Shares that are not represented at the Annual Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	The Voting Standard Proposal requires the affirmative vote of a majority in voting power of the outstanding shares of our common stock entitled to vote on the proposal. Shares that are not represented at the Annual Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will have the same practical effect as a vote against this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	The Adjournment Proposal requires the affirmative vote of a majority of the total votes cast on this proposal, in person or by proxy. Shares that are not represented at the Annual Meeting, abstentions, if any, and, if this proposal is deemed to be “non-routine,” broker non-votes with respect to this proposal will not affect the outcome of the vote on this proposal. If this proposal is deemed to be “routine,” no broker non-votes will occur on this proposal.

●	The Auditor Proposal requires the affirmative vote of a majority of the total votes cast on this proposal, in person or by proxy. Shares that are not represented at the Annual Meeting and abstentions will not affect the outcome of the vote on this proposal. Because this proposal is “routine,” no broker non-votes will occur on this proposal.

●	With respect to any other matter that may properly come before the Annual Meeting, the affirmative vote of a majority of the total votes cast by holders of our common stock, in person or by proxy, is required to approve such proposals, except as required by law. As a result, abstentions, if any, will not affect the outcome of the vote on these proposals. No broker non-votes will occur on any “routine” proposals, and broker non-votes will not affect the outcome of any “non-routine” proposals.

You will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

The Board has determined that a vote in favor of the foregoing proposals is in the best interests of Dragonfly and our stockholders and unanimously recommends a vote “FOR” the Board’s nominees for director; “FOR” the Reverse Stock Split Proposal; “FOR” the Increase in Authorized Proposal; “FOR” the Equity Plan Proposal; “FOR” the Voting Standard Proposal; “FOR” the Adjournment Proposal; and “FOR” the Auditor Proposal and, in the discretion of the proxy holders, on any other matters that properly come before the meeting.

The Board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Broker Non-Votes

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, which means that they can submit a proxy or cast a ballot on behalf of stockholders who do not provide a specific voting instruction. Brokers and banks are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to ensure that your shares are present and voted at the Annual Meeting on all matters and if you wish to direct the voting of your shares on “routine” matters.

A broker non-vote occurs when there is at least one “routine” matter to be considered at a meeting and a broker submits a proxy to vote on at least one “routine” proposal but does not vote on a given proposal because the broker does not have discretionary power for that particular item and has not received instructions from the beneficial owner on that proposal.

The election of directors is generally not considered to be a “routine” matter and neither banks nor brokers are permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Director Proposal.

Under the applicable rules governing brokers, we believe the Reverse Stock Split Proposal is likely to be considered a “routine” matter. If such proposal is “routine,” a bank or broker may be able to vote on the Reverse Stock Split Proposal even if it does not receive instructions from you, so long as it holds your shares in its name. If, however, the Reverse Stock Split Proposal is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on the Reverse Stock Split Proposal if the broker has not received instructions from the beneficial owner.

Under the applicable rules governing brokers, we believe the Increase in Authorized Proposal is likely to be considered a “routine” matter. If such proposal is “routine,” a bank or broker may be able to vote on the Increase in Authorized Proposal even if it does not receive instructions from you, so long as it holds your shares in its name. If the New York Stock Exchange determines the Increase in Authorized Proposal to be “non-routine,” failure to vote on the Increase in Authorized Proposal, which requires the affirmative vote of at least a majority in voting power of our issued and outstanding shares of common stock, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Increase in Authorized Proposal.

The Equity Plan Proposal is generally not considered to be a “routine” matter and banks or brokers are not permitted to vote on these matters if the bank or broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Equity Plan Proposal.

Under the applicable rules governing brokers, we believe the Voting Standard Proposal is likely to be considered a “routine” matter. If such proposal is “routine,” a bank or broker may be able to vote on the Voting Standard Proposal even if it does not receive instructions from you, so long as it holds your shares in its name. If the New York Stock Exchange determines the Voting Standard Proposal to be “non-routine,” failure to vote on the Voting Standard Proposal, which requires the affirmative vote of at least a majority in voting power of our issued and outstanding shares of common stock, or to instruct your broker how to vote any shares held for you in your broker’s names, will have the same effect as a vote against such proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for the Voting Standard Proposal.

Under the applicable rules governing brokers, we believe the Adjournment Proposal is likely to be considered a “routine” matter. If such proposal is “routine,” a bank or broker may be able to vote on the Adjournment Proposal even if it does not receive instructions from you, so long as it holds your shares in its name. If, however, the Adjournment Proposal is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on the Reverse Stock Split Proposal if the broker has not received instructions from the beneficial owner.

If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker, or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by attending the Annual Meeting and voting online even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Alliance Advisors LLC by phone at 1-844-202-5696, or re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

●	filing a letter with our Secretary revoking the proxy;

●	submitting another signed proxy with a later date; or

●	attending the Annual Meeting and voting online, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Dragonfly.

Solicitation of Proxies

We will pay the costs of soliciting proxies from our stockholders. Directors, officers and employees of Dragonfly may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

We have also retained Alliance Advisors  LLC to assist us in the solicitation of proxies. Alliance Advisors LLC will solicit proxies on behalf of us from individuals, brokers, bank nominees and other institutional holders in the same manner described above. The fees that will be paid to Alliance Advisors LLC are anticipated to be approximately $12,000, and we will reimburse their out-of-pocket expenses. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of three classes and a total of four directors, two of whom are being nominated for reelection at this Annual Meeting. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, even if less than a quorum, or by the sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Each of the two nominees listed below are incumbent directors. If elected at the Annual Meeting, each of these nominees would serve until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is uncontested.

Directors are elected by a plurality of the votes of the holders of shares cast in person or represented by proxy and entitled to vote on the election of directors. In accordance with our Bylaws (the “Bylaws”) and Nevada law, a stockholder entitled to vote for the election of directors may withhold authority to vote for certain nominees for directors or may withhold authority to vote for all nominees for directors. Withheld votes and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the two nominees named below. The director nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two director nominees named below. If any director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees for Election as Class C Directors at the Annual Meeting

The following table sets forth the name, age, position and tenure of each of the nominees for the 2025 Annual Meeting:

Name	Age	Position(s) Held With Dragonfly	Director Since
Denis Phares	52	President, Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board	2022
Luisa Ingargiola	58	Lead Independent Director	2022

The following includes a brief biography of each of the nominees standing for election to the Board at the Annual Meeting, based on information furnished to us by each director nominee, with each biography including information regarding the experiences, qualifications, attributes or skills that caused nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) and the Board to determine that the applicable nominee should serve as a member of our Board.

Dr. Denis Phares has served as our Chief Executive Officer and Chairman of our Board since October 2022. Since April 2024, Dr. Phares has served as our Interim Chief Financial Officer. Dr. Phares is the co-founder of Dragonfly Energy Corp. (“Legacy Dragonfly”) and has served as Legacy Dragonfly’s Chief Executive Officer and Chairman of the board of directors since 2012. From 2005 until 2012, Dr. Phares served as a faculty member of the Aerospace & Mechanical Engineering Department at the University of Southern California, where he worked extensively on renewable energy technologies and received tenure in 2010. Dr. Phares holds an M.B.A. from the University of Nevada - Reno, an M.S. and a Ph.D. in Environmental Engineering Science from the California Institute of Technology and a B.S. in Physics from Villanova University. Dr. Phares is qualified to serve on our Board based on his substantial business, leadership, and management experience as the Chief Executive Officer and Chairman of our Board.

Luisa Ingargiola has served as a member of our Board since October 2022. Ms. Ingargiola served on the board of directors of Legacy Dragonfly from August 2021 to October 2022. Since February 2017, Ms. Ingargiola has served as Chief Financial Officer of Avalon GloboCare Corp. (NASDAQ: ALBT), a publicly listed bio-tech health care company. Prior to joining Avalon GloboCare Corp., Ms. Ingargiola served as the Chief Financial Officer and Co-Founder of MagneGas Corporation from 2007 to 2018. Ms. Ingargiola has also served as a director and Audit Committee Chair for various over-the-counter and Nasdaq companies. Ms. Ingargiola has served as a member of the board of directors and as Audit Committee Chair for Progress Acquisition Corporation from November 2020 to February 2023, as a member of the board of directors and as Audit Committee Chair for AgEagle Aerial Systems Inc. (NYSE American: UAVS) from May 2018 to November 2022, as the audit committee chair of Siyata Mobile (NASDAQ: SYTA) from December 2020 to December 2021, as a member of the board of directors, the Compensation Committee Chair and as audit committee chair for Electrameccanica Vehicles Corp. (Nasdaq: SOLO) since March 2018, as a member of the board and Audit Committee Chair for BioCorRx Inc. (OTC: BICX) since April 2018, and as a member of the board and Audit Committee Chair of Vision Marine Technologies, Inc. (NASDAQ: VMAR) since December 2020. Ms. Ingargiola holds a M.B.A. in Health from the University of South Florida and a B.S. in Finance from Boston University. Ms. Ingargiola is qualified to serve on our Board based on her previous roles serving as Chief Financial Officer for multiple companies and extensive experience serving on multiple boards of directors for Nasdaq companies.

The Board recommends a vote “FOR” all of the nominees for election as directors.

CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

Our Board currently consists of three classes of a total of four directors. Our directors each serve staggered three-year terms with one class being elected at each year’s annual meeting of stockholders, as follows:

●	Class A, which consists of Perry Boyle, whose term will expire at the 2026 Annual Meeting;

●	Class B, which consists of Brian Nelson, whose term will expire at the 2027 Annual Meeting; and

●	Class C, which consists of Denis Phares and Luisa Ingargiola, whose terms will expire at this Annual Meeting.

We have no formal policy regarding board diversity. Our priority selecting our Board members is the identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Dragonfly. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are usually held on at least a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

Board of Directors

The following table sets forth our current directors, as of the date of this proxy statement, including two of our current directors who are nominated for election at the Annual Meeting.

Continuing Members of The Board of Directors

Current Class A Director (Terms to Expire at the 2026 Annual Meeting)

The current member of the Board who is a Class A Director is as follows:

Name	Age	Position(s) Held With Dragonfly	Director Since
Perry Boyle	61	Director	2022

Perry Boyle has served as a member of our Board since October 2022. He served on the board of directors of Chardan NexTech Acquisition 2 Corporation (“CNTQ”) from August 2021 to October 2022. Previously, Mr. Boyle was with Point72 and its affiliates and predecessors from 2004 through his retirement in March 2020. He helped lead Point72’s launch as a registered investment advisor, raising over $6 billion in external capital. He originally joined S.A.C. Capital Advisors (“S.A.C.”) in 2004 as the firm’s first director of research. In January 2013 he became head of equities and, in January 2015, he became head of discretionary investing at Point72. From June 2016 through December 2017, he served as the President and Chief Investment Officer of Stamford Harbor Capital, L.P., a company owned by businessman Steven A. Cohen. He returned to Point72 in January 2018. Prior to joining S.A.C., Mr. Boyle was a founding partner of Thomas Weisel Partners from 1999 until 2004, and a managing director at Alex Brown & Sons from 1992 - 1999. He began his career as an investment banker with Salomon Brothers Inc. Mr. Boyle is a member of the advisory board of the Center for a New American Security, and a director of The US Friends of the International Institute for Strategic Studies (“IISS”). He was a 2018 and 2019 delegate from the IISS to the Shangri-La Dialogue in Singapore. He is a council member of the Hoover Institution and a Lionel Curtis member of Chatham House. Mr. Boyle currently serves as the Chairman of the BOMA Project, a poverty graduation program for women, youth, and displaced persons in sub-Saharan Africa. He is also the President of the Affordable Housing Coalition of Ketchum, an advocacy organization for workforce housing in Ketchum, Idaho. He received his B.A. in Economics from Stanford University, his M.B.A. from Dartmouth College and a M.A. from the Fletcher School of Law and Diplomacy at Tufts University. Mr. Boyle is qualified to serve on our Board based on his industry leadership and capital markets experience from research to fundraising.

Current Class B Director (Terms to Expire at the 2027 Annual Meeting)

The current member of the Board who is a Class B Director is as follows:

Name	Age	Position(s) Held With Dragonfly	Director Since
Brian Nelson	54	Director	2022

Brian Nelson has served as a member of our Board since October 2022. Mr. Nelson served on the board of directors of Legacy Dragonfly from April 2022 to October 2022. Mr. Nelson has served as the Chief Executive Officer of Precision Surfacing Solutions Group (formerly known as the Lapmaster Group) since 2003 and as the President since 2002. Mr. Nelson was hired in the sales department of Lapmaster in 1996 and he purchased the company in 2003. In 1996, Mr. Nelson served as a Sales Engineer for TII Technical Education Systems, and from 1993 to 1995, he served as a Staff Engineer for Rust Environment & Infrastructure. Mr. Nelson holds an M.B.A. in Entrepreneurship from the DePaul University Charles H. Kellstadt School of Business and a B.S. in Civil & Environmental Engineering from Marquette University. He is a member of the Association of Manufacturing Technology and Young President’s Organization. Mr. Nelson is qualified to serve on our Board based on his years of business experience as President and Chief Executive Officer of Precision Surfacing Solutions Group and Lapmaster.

Current Class C Directors (Terms to Expire at this Annual Meeting)

The current members of the Board who are Class C Directors are as follows:

Dr. Denis Phares, see Dr. Phares’s biography in “Proposal 1” above.

Luisa Ingargiola, see Ms. Ingargiola’s biography in “Proposal 1” above.

Independent Directors

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”). Pursuant to the rules of Nasdaq, independent directors must comprise a majority of our Board. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under such rules, our Board has determined that Luisa Ingargiola, Brian Nelson and Perry Boyle are qualified to serve as independent directors. Dr. Phares is not an independent director under these rules because he is an executive officer of our Company. Each of Rick Parod, Jonathan Bellows and Karina Montilla Edmonds who resigned in 2025, was also determined to be an independent director. In making such independence determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee (as defined below). Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Dragonfly or any subsidiary of Dragonfly other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Dragonfly or any subsidiary of Dragonfly; and (3) not have participated in the preparation of the financial statements of Dragonfly or any current subsidiary of Dragonfly at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Dragonfly’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Board Committees

Our Board has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee. Copies of the charters for each committee are posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

In the year ended December 31, 2024, (i) our Board met four (4) times and acted by written consent fourteen (14) times; (ii) our audit committee of the Board (the “Audit Committee”) met four (4) times and acted by written consent one (1) time; (iii) our compensation committee of the Board (the “Compensation Committee”) met four (4) times and acted by written consent one (1) time; and (iv) our Nominating and Corporate Governance Committee met two (2) times and acted by written consent one (1) time. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board and inclusive of any such special meetings of the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees).

We do not have a formal policy requiring members of the Board to attend our annual meetings. All of the directors serving on our Board at the time, except Brian Nelson, attended the 2024 annual meeting of stockholders, which was held remotely.

Audit Committee

The Board has an Audit Committee, which currently consists of Luisa Ingargiola, Brian Nelson and Perry Boyle. Luisa Ingargiola serves as the chair of the Audit Committee. Each member of the Audit Committee is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, our Board has determined that Luisa Ingargiola qualifies as an Audit Committee financial expert within the meaning of SEC regulations and the Nasdaq Marketplace Rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to our Board any substantive issues found during the audit. The Audit Committee will be directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee. The functions of the Audit Committee include, among other things:

●	appointing, compensating, oversight, and evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	reviewing our financial reporting processes and disclosure controls;

●	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

●	reviewing the adequacy and effectiveness of our internal control policies and procedures;

●	reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;

●	obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any issues raised by the most recent internal quality-control review;

●	monitoring the rotation of the lead auditor of our independent auditors and considering regular rotation of the accounting firm serving as our independent auditors;

●	at least annually, reviewing relationships or services that may impact the objectivity and independence of the auditors;

●	reviewing our annual and financial statements and reports and discussing the statements and reports with our independent auditors and management;

●	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

●	establishing procedures for the receipt, retention and treatment of complaints received by us, regarding financial controls, accounting, auditing or other matters;

●	preparing the report that the SEC requires in our annual proxy statement;

●	reviewing our significant risk exposures; and

●	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The composition and function of the Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and all applicable SEC rules and regulations. We will comply with future requirements to the extent they become applicable to us. A copy of the Audit Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Compensation Committee

The Board has a Compensation Committee which consists of Luisa Ingargiola, Brian Nelson and Perry Boyle. Brian Nelson serves as the chair of the Compensation Committee. Each member of the Compensation Committee is “independent” as that term is defined under the applicable rules of the SEC and Nasdaq. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to (i) corporate governance practices and policies and (ii) compensation matters, including compensation of the directors and senior management of the Company and the administration of compensation plans of the Company.

The functions of the Compensation Committee include, among other things:

●	reviewing and approving the corporate goals and objectives that pertain to the determination of executive compensation;

●	reviewing and approving the compensation and other terms of employment of our executive officers;

●	reviewing and approving performance goals and objectives relevant to the compensation of our Chief Executive Officer and assessing the Chief Executive Officer’s performance against these goals and objectives;

●	making recommendations to our Board regarding the adoption, termination, amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;

●	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Securities Exchange Act of 1934 (the “Exchange Act”);

●	reviewing and approving the terms of any employment agreements, severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the Chief Executive Officer and other executives;

●	reviewing and discussing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

●	preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and

●	reviewing and recommending to our Board for executive officer development and retention and corporate succession plans.

The composition and function of our Compensation Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and the Nasdaq rules and regulations. We will comply with future requirements to the extent they become applicable to us.

The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee, which currently consists of Luisa Ingargiola, Brian Nelson and Perry Boyle. Brian Nelson serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assesses potential candidates to fill perceived needs on the Board for required, skills, expertise, independence and other factors.

The functions of the Nominating and Corporate Governance Committee are expected to include, among other things:

●	identifying, reviewing and making recommendations of candidates to serve on our Board;

●	establishing a process for recommendation of director candidates by stockholders and publishing such process annually in our proxy statement;

●	considering nominations by stockholders of candidates for election to our Board;

●	annually reviewing the composition and organization of our Board’s committees and making recommendations to our Board for approval;

●	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles; and

●	reviewing annually the Nominating and Corporate Governance committee charter.

The composition and function of the Nominating and Corporate Governance Committee comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq’s rules and regulations. We will comply with future requirements to the extent they become applicable to us.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/.

Nomination of Directors

The Nominating and Corporate Governance Committee of the Board assesses potential candidates to fill the perceived needs on our Board for required skills, expertise, independence and other factors. A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and background to the Secretary of the Company at the address set forth below under “Stockholder Communication with the Board of Directors and Attendance at Annual Meetings” in accordance with the provisions set forth in our Bylaws. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Submitting Proxy Proposals and Director Nominations for the 2026 Annual Meeting” below.

Board Leadership Structure and Role in Risk Oversight

Periodically, our Board will assess the roles of Chairman and Chief Executive Officer, and the board leadership structure to ensure the interests of Dragonfly and our stockholders are best served. Our Board believes the current combination of the two roles is satisfactory at present. Dr. Phares, as our President, Chief Executive Officer and Chairman, has extensive knowledge of all aspects of Dragonfly and our business. Our Board has appointed Ms. Ingargiola as Lead Independent Director. We have no policy requiring the combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed, and will continue to allow, our Board the flexibility to establish the most appropriate structure for us at any given time.

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and the Company’s general risk management strategy and also ensures that risks undertaken by the Company are consistent with the Board’s risk strategy. While the Board oversees the Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Officers

The following table sets forth certain information regarding our current executive officers:

Name	Age	Position(s) Held with Dragonfly	Officer Since:
Dr. Denis Phares	52	President, Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board	2022
Tyler Bourns	36	Chief Marketing Officer	2022
Wade Seaburg	45	Chief Commercial Officer	2023
Vickram Singh	31	Chief Operating Officer	2025

Dr. Denis Phares, see Dr. Phares’ biography under “Proposal 1” above.

Tyler Bourns has served as our Chief Marketing Officer since November 2022. Mr. Bourns served as the Senior Vice President of Marketing of Legacy Dragonfly from December 2021 through October 2022. Previously, Mr. Bourns is the owner and serves as the present of Bourns Productions Inc., a video production and marketing company focused on content creation, messaging and strategy for various brands across multiple industries, for twelve years. At Bourns Productions Inc., he oversaw the day-to-day business of the company, worked closely with clients and provided hands-on service in the creation of video, photography and graphic content, including for Legacy Dragonfly for the marketing of our Battle Born Batteries brand. In 2018, he was awarded the AAF Reno Ad Person of the Year. A three-time Emmy Award Winner, he has produced and filmed thought-leading content for companies such as Panasonic, GE Energy and Terrasmart. Mr. Bourns has also served on the Board of Directors for the Cordillera International Film Festival since its inception in 2018.

Wade Seaburg has served as our Chief Commercial Officer since February 2025. Prio to that, Mr. Seaburg served as our Chief Revenue Officer from November 2022. Mr. Seaburg served as an outside contractor for Legacy Dragonfly from December 2018 through May 2021 and as the Director of Outside Sales and Business Development of Legacy Dragonfly from June 2021 through October 2022. Previously, Mr. Seaburg served as a senior account representative within the Distribution Manufactured Structures Division at WESCO International, Inc. (“WESCO”) (NYSE: WCC) from February 2004 to April 2016. After Mr. Seaburg’s time with WESCO, he served as the founder and president of Structure Sales, a company focused on representing industry-leading suppliers to OEMs in the RV and Marine markets, from May 2016 to May 2021. Mr. Seaburg graduated from Purdue University in May 2002 with a B.A. in Industrial Engineering. After graduating from Purdue, Mr. Seaburg completed the Eaton Corporation’s (NYSE: ETN) distinguished Technical Sales Training Program.

Dr. Vickram Singh has served as our Chief Operating Officer since February 2025. Dr. Singh served as Director of Research and Development. In that capacity, he has been instrumental in overseeing the development of next-generation lithium-ion batteries and manufacturing processes and optimizing all-solid-state battery chemistries for deep-cycle applications. Dr. Singh transitioned to overseeing all technical efforts at Dragonfly Energy Corporation - R&D, automation engineering, and pack development. Before joining Dragonfly Energy Corporation, Dr. Vick Singh was a Postdoctoral Research Fellow at the Lawrence Livermore National Laboratory’s Center for Global Security Research. His research focused on international energy development and its impact on foreign policy. Dr. Singh also served as a Nuclear Regulatory Commission Fellow during his Ph.D. studies at the University of Nevada, Reno, and holds a BS in Chemical Engineering from the University of Tennessee, Knoxville.

Related Party Transactions

Other than compensation arrangements for our named executive officers and directors, which are described in the section entitled “Executive Compensation,” we have had the following transactions or series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Agreements with Directors and Officers

Separation Agreement

On April 26, 2023, we entered into a separation and release of claims agreement with Nicole Harvey, our former Chief Legal Officer. As consideration for Ms. Harvey’s execution of the agreement, we agreed to pay the employee payments equivalent to $720,000 for wages and benefits divided into 24 monthly payments commencing on June 1, 2023, and all outstanding equity-based compensation awards to become fully vested. Ms. Harvey had three (3) months from the termination date to exercise the outstanding options. The three (3) month period ended on July 26, 2023 in which the options were not exercised and the options were forfeited as a result.

Promissory Notes with Brian Nelson

On March 5, 2023, we issued the unsecured promissory note (the “March 2023 Note”) in the principal amount of $1.0 million to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount. The March 2023 Note became due and payable in full on April 1, 2023. We were also obligated to pay a loan fee of $100,000 to Mr. Nelson on April 4, 2023. We paid the principal amount and the loan fee in full on April 1, 2023 and April 4, 2023, respectively.

On January 30, 2024, we issued an unsecured convertible promissory note (the “January Note”) in the principal amount of $1.0 million (the “January Principal Amount”) to Brian Nelson, one of our directors, in a private placement in exchange for cash in an equal amount. The January Note became due and payable in full on February 2, 2024. We were also obligated to pay $50,000 (the “January Loan Fee”) to Mr. Nelson on February 2, 2024. We paid the January Principal Amount and the January Loan Fee in full on February 2, 2024.

On February 27, 2024 we issued a convertible promissory (the “February Note”) in the amount of $1.7 million (the “February Principal Amount”) to Mr. Nelson, in a private placement in exchange for cash in an equal amount. The February Note became due and payable in full on March 1, 2024. We were also obligated to pay a $85,000 loan fee (the “February Loan Fee”) to Mr. Nelson on March 1, 2024. We paid the February Principal Amount and the February Loan Fee on March 1, 2024.

Indemnification Agreements

We entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Articles of Incorporation and our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including reasonable attorneys’ fees, incurred by a director or executive officer in generally any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in Articles of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our executive officers, financial and accounting officers, our directors, our financial managers and all of our employees. The Board is committed to a high standard of corporate governance practices and, through its oversight role, encourages and promotes a culture of ethical business conduct. A copy of our Code of Business Conduct and Ethics is posted under the “Investors” tab on our website, which is located at https://dragonflyenergy.com/. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website identified above.

Insider Trading Arrangements and Policies .

We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to our trading in our own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements in all respects.

Anti-Hedging Policy

Under the terms of our insider trading policy, we prohibit each officer, director and employee, and each of their family members and controlled entities, from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.

Related Person Transactions Policy

Our Board adopted a written Related Person Transactions Policy on October 7, 2022 (the “Policy”) that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we (including any of our subsidiaries, if any) was, is or will be a participant, (ii) the aggregate amount involved exceeds or may be expected to exceed $120,000, and (iii) a related person has or will have a direct or indirect material interest.

Subject to certain limitations, transactions involving compensation for services provided to us as an employee or director will not be considered related person transactions under the Policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons. A related person is also someone who has a position or relationship with any firm, corporation or other entity that engages in the transaction if (i) such person is employed or is a general partner or principal or in a similar position with significant decision making influence, or (ii) the direct or indirect ownership by such person and all other foregoing persons, in the aggregate, is 10% or greater in another person which is party to the transaction.

Under the Policy, any related person, or any director, officer or employee of ours who knows of the transaction, must report the information regarding the proposed related person transaction to our Chief Financial Officer and chairperson of the Audit Committee for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

●	the nature of the related person’s interest in the transaction;

●	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the terms of the transaction;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties.

All related party transactions may be consummated or continued only if approved or ratified by our Audit Committee. No director or member of our Audit Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party, except that such member may be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of our Audit Committee.

All of the transactions entered into since the adoption of the Policy have been approved by our Audit Committee.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Dragonfly and other interested persons may communicate with the Board or the chair of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee by writing to the Secretary of Dragonfly at 12915 Old Virginia Road, Reno, Nevada 89521. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

EXECUTIVE COMPENSATION

The Board has formed a Compensation Committee. The Compensation Committee is responsible for reviewing and approving management compensation, including salaries, bonuses, and equity compensation. We seek to provide competitive compensation arrangements that attract and retain key talent necessary to achieve our business objectives.

Our compensation program is designed to align executives’ compensation with our business objectives and the creation of stockholder value, while helping us to continue to attract, motivate and retain individuals who contribute to our long-term success. Compensation for our executive officers has three primary components: base salary, an annual cash incentive bonus opportunity, and long-term equity-based incentive compensation.

Summary Compensation Table – Fiscal Year 2024

The following table presents information regarding the total compensation awarded to, earned by, or paid to each person serving as our Chief Executive Officer during the fiscal year ended December 31, 2024, the two most highly-compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers during the fiscal years ended December 31, 2024 and December 31, 2023, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were not serving as an executive officer as of December 31, 2024 for services rendered in all capacities to us for the fiscal year ended December 31, 2024. These individuals are our named executive officers (“NEOs”) for fiscal 2024.

						Non-Equity		Non-Qualified
						Incentive		Deferred
				Stock	Option	Plan		Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation		Earnings	Compensation	Total
Principal Position	Year	($)	($)(1)	($)(2)	($)	($)		($)	($)	($)
Dr. Denis Phares	2024	622,000	-	-	-	-		-	-	622,000
Chief Executive Officer, Interim Chief Financial Officer, President	2023	622,000	-	255,333	-	-	(3)	-	-	877,333
Wade Seaburg	2024	340,000	-	-	-	-		-	-	340,000
Chief Commercial Officer	2023	340,000	-	81,666	-	-	(4)	-	-	421,666
Tyler Bourns	2024	280,000	-	-	-	-		-	-	280,000
Chief Marketing Officer	2023	280,000	-	39,333	-	-	(5)	-	-	319,333
John Marchetti (6)	2024	127,202	-	-	-	-		-	6,727	133,929
Former Senior Vice President, Operations, Former Chief Financial Officer	2023	227,692	175,000	107,667	-	-	(7)	-	-	510,359

(1)	The amounts reported in this column represent discretionary bonuses awarded to each executive for performance during the fiscal year ended December 31, 2023.

(2)	The amounts reported in this column reflect the grant date fair value of restricted stock awards granted to the NEOs for performance during the fiscal years ended December 31, 2024 and December 31, 2023 under the 2022 Plan (as defined below) and are accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” beginning on page F-14 of our Notes to Consolidated Financial Statements included in the Annual Report for a discussion of the relevant assumptions used in calculating these amounts.

(3)	On April 12, 2024, Dr. Phares received a contingent cash award in the amount of $510,666.67 for services performed for the year ended December 31, 2023, which will not be paid out to Dr. Phares until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(4)	On April 12, 2024, Mr. Seaburg received a contingent cash award in the amount of $163,333.33 for services performed in December 31, 2023, which will not be paid out to Mr. Seaburg until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(5)	On April 12, 2024, Mr. Bourns received a contingent cash award in the amount of $78,667.67 for services performed in December 31, 2023, which will not be paid out to Mr. Bourns until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment.

(6)	Mr. Marchetti commenced employment as Legacy Dragonfly’s Chief Financial Officer on September 6, 2021. On August 20, 2023, upon mutual agreement between us and Mr. Marchetti, Mr. Marchetti resigned from his position as our Chief Financial Officer. Mr. Marchetti continued in the role of Senior Vice President, Operations until his employment was terminated on April 19, 2024. As a result, Mr. Marchetti’s 26,585 RSUs (as defined below) were forfeited.

(7)	On April 12, 2024, Mr. Marchetti received a contingent cash award in the amount of $215,333.33 for services performed in December 31, 2023, which will not be paid out to Mr. Marchetti until we have achieved a minimum cash balance of $30,000,000, subject to his continued employment on the date of payment. As a result of the termination of Mr. Marchetti’s employment, his contingent cash award was forfeited.

Named Executive Officer Employment Agreements

We have entered into employment agreements, dated as of October 11, 2022 with each of Dr. Phares and Mr. Marchetti. On November 7, 2022, we entered into an employment agreement with each of Mr. Seaburg and Mr. Bourns.

Each agreement provides for a three-year initial employment term, with automatic three-year renewal terms thereafter, subject to 90 days’ notice of non-renewal by either party. Each agreement also provides for the executive to receive an annual base salary (Dr. Phares - $622,000; Mr. Marchetti - $370,000; Mr. Seaburg - $340,000; Mr. Bourns - $280,000) and to be eligible for an annual bonus of up to a specified percentage of the executive’s base salary (Dr. Phares - 100%; Mr. Marchetti - 63%; Mr. Seaburg - 92%; Mr. Bourns - 30%). The executive is generally eligible for an annual bonus only if he remains employed with us through the date the bonus is paid (or if the executive’s employment terminates due to his death or disability during the year). The executive is also eligible to receive a long-term incentive award each fiscal year with a grant-date value not less than a dollar amount specified in the agreement (Dr. Phares - $1,532,000; Mr. Marchetti - $646,000; Mr. Seaburg - $490,000; Mr. Bourns - $236,000), with the terms and conditions of each such award to be determined by the Compensation Committee. Each agreement also includes non-competition and non-solicitation covenants that apply for 12 months following the executive’s termination of employment, and certain confidentiality and other covenants.

If the executive’s employment is terminated by us without “cause” or by the executive for “good reason” (as such terms are defined in the employment agreement) and other than a termination in connection with a change in control as described below, the executive would be entitled to receive (i) cash severance equal to 1.5 times the executive’s annual base salary (in the case of Dr. Phares) or 1.0 times the executive’s annual base salary (in the case of Mr. Marchetti, Mr. Seaburg, and Mr. Bourns), payable in installments over two years following the termination date, (ii) reimbursement of monthly COBRA premiums for the executive and his dependents for up to 18 months (in the case of Dr. Phares) or 12 months (in the case of Mr. Marchetti, Mr. Seaburg, and Mr. Bourns), and (iii) vesting in full of any time-based equity awards granted by us to the executive (with any performance-based awards to remain eligible to vest following termination if the applicable performance conditions are satisfied). In such circumstances, Dr. Phares would also be entitled to receive payment of 1.5 times the annual bonus he would have received for the fiscal year in which his termination occurs, pro-rated to reflect the portion of the fiscal year he was employed prior to his termination.

If, during the period commencing three months before a change in control and ending 12 months after a change in control, the executive’s employment is terminated by us without cause (or as a result of us not renewing the term of the agreement) or by the executive for good reason, the executive would be entitled to receive the severance benefits described in the preceding paragraph (except that the cash severance would be 1.5 times the executive’s base salary for Mr. Marchetti, Mr. Seaburg and Mr. Bourns, the severance in each case would be payable in a lump sum rather than installments, and the pro-rated bonus provision for Dr. Phares described above would not apply). In addition, the executive’s outstanding stock options granted by us would fully vest and be exercisable for the remainder of the term of the option. In the event any of the executive’s benefits under the agreement would be subject to an excise tax as a “parachute payment” under U.S. tax laws, the executive would be entitled to an additional payment equal to the sum of the excise tax and any additional amount necessary to put the executive in the same after-tax position as if no excise tax has been imposed.

In each case, the executive’s right to receive the severance benefits described above is subject to him providing a release of claims to us and his continued compliance with the restrictive covenants in favor of us in the agreement.

On February 24, 2023, we entered into an amended and restated employment agreement with Mr. Marchetti to provide that Mr. Marchetti will receive a minimum annual bonus of $175,000 for the fiscal year ended December 31, 2023. All other terms of the amended and restated Agreement remain the same as the original agreement.

On August 20, 2023, upon mutual agreement between us and Mr. Marchetti, Mr. Marchetti resigned from his position as our Chief Financial Officer and continued in the role of Senior Vice President, Operations. In connection with Mr. Marchetti’s resignation, on August 20, 2023, our Board appointed Dr. Phares to succeed Mr. Marchetti as our Interim Chief Financial Officer.

Effective April 12, 2024, we entered into amendments to the employment agreements with Dr. Phares, Mr. Marchetti, Mr. Seaburg and Mr. Bourns to amend the terms of their annual equity compensation (the “Amended Employee Agreements”). The Amended Employee Agreements allow us to issue a combination of cash and equity awards on an annual basis up to a specified amount ($1,532,000 for Dr. Phares, $646,000 for Mr. Marchetti, $490,000 for Mr. Seaburg, and $236,000 for Mr. Bourns), subject to approval and such other terms and conditions imposed by the compensation committee of the Board.

On April 19, 2024, Mr. Marchetti’s employment with us as our Senior Vice President, Operations, was terminated.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding options to acquire our common stock held by each of the NEOs as of December 31, 2024, including the vesting dates for the portions of these awards that had not vested as of that date. The NEOs did not hold any other outstanding equity awards as of that date.

	Option Awards
			Equity
			Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised		Option	Option
	Options (#)	Options (#)	Unearned		Exercise	Expiration
Name	Exercisable	Unexercisable	Options (#)		Price ($)	Date
Dr. Denis Phares	-	-	63,046	(1)	4.05	04/12/2034
Wade Seaburg	-	-	20,165	(1)	4.05	04/12/2034
	823	-	-		5.31	06/09/2030
	712	-	-		5.31	10/19/2030
	8,209	-	1,642	(2)	26.01	08/04/2031
	2,532	-	903	(3)	26.00	12/06/2031
	507	-	-		25.96	12/06/2031
Tyler Bourns	4,558	-	1,353	(2)	26.01	12/06/2031
Tyler Bourns	-	-	9,712	(1)	4.05	04/12/2034

(1)	Restricted stock units vest annually as to 1/3rd on April 12, 2025, with the remaining shares vesting in equal annual installments over a period of 2 years.
(2)	Stock options vest as to 1/4th on August 4, 2022, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on September 4, 2022.
(3)	Stock options vest as to 1/4th on December 6, 2021, with the remaining shares vesting in equal monthly installments over a period of 36 months commencing on January 6, 2022.

Equity Grants

For services performed during the year ended December 31, 2023, on April 12, 2024, Dr. Phares was granted 63,046 restricted stock units (“RSUs”), Mr. Marchetti was granted 26,585 RSUs, Mr. Seaburg was granted 20,165 RSUs, and Mr. Bourns was granted 9,712 RSUs. Each of the RSUs granted will vest in three equal annual installments, with the first vesting date on the one (1) year anniversary of the date of issuance and the following two vesting dates on each subsequent anniversary of the date of issuance, subject to each employees’ continued employment as of each vesting date. In addition to the RSU awards, our Board also approved the following cash awards to the above referenced employees: (i) $510,666.67 to Dr. Phares; (ii) $215,333.33 to Mr. Marchetti, (iii) $163,333.33 to Mr. Seaburg; and (iv) $78,667.67 to Mr. Bourns. Each of the approved cash awards will not be paid out to the employees until we have achieved a minimum cash balance of $30,000,000, and are subject to each employee’s continued employment on the date of payment.

As a result of the termination of Mr. Marchetti’s employment, his 26,585 RSUs and cash award of $215,333.33 were forfeited.

For services performed during the year ended December 31, 2022, on February 10, 2023, Dr. Phares was granted 22,697 RSUs, Mr. Marchetti was granted 9,571 RSUs, Mr. Seaburg was granted 7,260 RSUs and Mr. Bourns was granted 3,497 RSUs. Each grant vested in full on the date of grant.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We do not have any formal policy that requires us to grant, or avoid granting, stock options at particular times. We have in the past typically granted RSUs to our officers and directors and do not typically grant stock options but may do so in the future. The timing of any stock option grants in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an employee’s commencement of employment or promotion effective date). As a result, in all cases, the timing of grants of stock options occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

No stock options were issued to executive officers in 2024 during any period beginning four business days before the filing of a periodic report or current report disclosing material non-public information and ending one business day after the filing or furnishing of such report with the SEC.

Equity Compensation Plans

In connection with our merger in October 2022 (the “Business Combination”), our Board and stockholders adopted the Dragonfly Energy Holdings Corp. 2022 Equity Incentive Plan (the “2022 Plan”), which provides for the grant of incentive stock options and non-qualified stock options to purchase shares of our common stock and other types of awards, as well as the Dragonfly Energy Holdings Corp. Employee Stock Purchase Plan (the “ESPP”).

The general purpose of the 2022 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. By means of the 2022 Plan, we seek to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for our success and the success of our subsidiaries.

The general purpose of the ESPP is to provide an additional means to attract, motivate, retain and reward employees and other eligible persons by allowing them to purchase additional shares of our common stock. The ESPP is designed to allow our eligible employees and the eligible employees of our participating subsidiaries to purchase shares of our common stock, at semi-annual intervals, with their accumulated payroll deductions.

Also, in connection with the Business Combination, our Board and stockholders approved the adoption of the Dragonfly Energy Corp. 2019 Stock Incentive Plan (the “2019 Plan”) and the Dragonfly Energy Corp. 2021 Stock Incentive Plan (the “2021 Plan”) in connection with the consummation of the Business Combination.

The following table summarizes the number of shares of our common stock authorized for issuance under our equity compensation plans as of December 31, 2024.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans under equity compensation (excluding) securities reflected in column (a)
Plan Category	(a)	(b)	(c)(2)
Equity compensation plans approved by security holders (1)	514,672	$8.52	850,738

Equity compensation plans not approved by security holders	—	—	—

Total	514,672	$8.52	850,738

(1) The amounts shown in this row include securities under the 2022 Plan, 2021 Plan and 2019 Plan.

(2) In accordance with the “evergreen” provision in the 2022 Plan, an additional 289,306 shares were automatically made available for issuance on the first trading day of 2025, which represents an amount equal 4% of the number of shares outstanding on December 31, 2024. In accordance with the “evergreen” provision in the ESPP, an additional 72,327 shares were automatically made available for issuance on the first trading day of 2025, which represents an amount equal to 1% of the number of shares of common stock issued and outstanding on December 31, 2024. The shares made available pursuant to the “evergreen” provisions are excluded from this calculation.

DIRECTOR COMPENSATION

Director compensation is intended to provide an appropriate level of remuneration considering the responsibilities, time requirements, and accountability of the directors.

Director Compensation Table — Fiscal 2024

The following table sets forth certain information concerning compensation awarded to, earned by, or paid to our Non-Employee Directors (as defined below) for services on our Board during the year ended December 31, 2024. Dr. Phares did not receive any additional compensation for his service on the Board during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jonathan Bellows	44,100	100,000	-	-	144,100
Perry Boyle	44,100	100,000	-	-	144,100
Karina Montilla Edmonds, Ph.D.	51,600	100,000	-	-	151,600
Luisa Ingargiola	74,100	100,000	-	-	174,100
Brian Nelson	55,350	100,000	-	-	155,350
Rick Parod	44,100	100,000	-	-	144,100

(1)	The amount reported in this column reflects the grant date fair value of the stock option and/or RSUs granted to the Non-Employee Directors for services performed during the year ended December 31, 2023 under the 2022 Plan as described above and is accounted for in accordance with FASB ASC Topic 718. Please see the section titled “Stock-Based Compensation” in our Notes to Consolidated Financial Statements included in the Annual Report. As of March 31, 2025, each Non-Employee Director held 24,692 unvested RSUs.

(2)	As of December 31, 2024, the following options remained outstanding: (i) Luisa Ingargiola held options exercisable for 10,836 shares of common stock; and (ii) Brian Nelson held options exercisable for 7,227 shares of common stock.

Defined Contribution Plans

As part of our overall compensation program, we provide all full-time employees, including each of the NEOs, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Our current practice is to match 100% of an employee’s contributions to the plan up to 4% of the employee’s compensation.

Director Compensation

We have adopted a policy that provides for cash and equity compensation for members of our Board of directors who are not employed by us or any of our subsidiaries (our “Non-Employee Directors”). The policy provides that each Non-Employee Director is entitled to receive the following cash compensation for Board service, as applicable:

●	$58,800 annual retainer for service as a Board member;

●	$20,000 additional annual retainer for service as Lead Independent Director; and

●	$20,000 additional annual retainer for service as Chair of the Audit Committee, $15,000 additional annual retainer for service as Chair of the Compensation Committee, and $10,000 additional annual retainer for service as Chair of the Nominating and Corporate Governance Committee.

Under the policy, directors are not paid fees for service as members on any of our standing committees, apart from the Chair fees discussed above. Further, directors must attend at least 75% of all meetings of our Board and all meetings of each committee on which the director sits to be eligible to receive any of the retainers specified above. These annual retainers are paid on a quarterly basis and pro-rated if the director commences service in the applicable position after the start of a fiscal quarter.

Our Compensation Committee also has discretion under the director compensation policy to grant Non-Employee Directors equity-based awards under our Dragonfly Energy Holdings 2022 Equity Incentive Plan (“2022 Plan”) (or any successor equity compensation plan approved by our stockholders). It is currently expected that Non-Employee Directors will receive an award of options, RSUs and/or cash with a value of $300,000 upon their initial appointment to our Board and an award of options, RSUs and/or cash with a value of $100,000 on an annual basis thereafter. For each award, the Compensation Committee will determine at the time of grant the methodology for converting the foregoing dollar amounts to shares and the vesting schedule. The Compensation Committee may approve other grants of equity-based awards to Non-Employee Directors from time to time, on such terms as the Compensation Committee may determine and subject to the applicable provisions of our equity compensation plan then in effect.

Under the policy, Non-Employee Directors are entitled to reimbursement from us for their reasonable travel (including airfare and ground transportation), lodging and meal expenses incident to meetings of our Board or committees thereof or in connection with other board-related business.

Our Board may change the terms of our director compensation policy from time to time.

Effective on the October 7, 2022, we granted each of our Non-Employee Directors then serving on our Board (i.e. Jonathan Bellows, Perry Boyle, Karina Montilla Edmonds, Luisa Ingargiola, Brian Nelson, and Rick Parod) an award of 3,334 RSUs under the 2022 Plan that are eligible to vest on the first anniversary of the grant date, subject to the director’s continued service on our Board through the vesting date.

On April 12, 2024, we granted each of our Non-Employee Directors then serving on the our Board (i.e. Jonathan Bellows, Perry Boyle, Karina Montilla Edmonds, Luisa Ingargiola, Brian Nelson, and Rick Parod) an award of 24,692 RSUs units under the 2022 Plan that are eligible to vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to the director’s continued service on our Board through each vesting date.

REPORT OF THE AUDIT COMMITTEE*

The undersigned members of the Audit Committee of the Board of Directors of Dragonfly Energy Holdings Corp. submit this report in connection with the Audit Committee’s review of the financial reports for the fiscal year ended December 31, 2024 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2024.

2.	The Audit Committee has discussed with representatives of Marcum LLP, the independent public accounting firm, the matters which are required to be discussed with them under the provisions of Auditing Standard No. 61, as amended (Communications with Audit Committees).

3.	The Audit Committee has discussed with Marcum LLP, the independent public accounting firm, the auditors’ independence from management and the Company has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Audit Committee of Dragonfly Energy Holdings Corp.

Luisa Ingargiola

Perry Boyle

*	The foregoing report of the Audit Committee is not to be deemed “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission (irrespective of any general incorporation language in any document filed with the Securities and Exchange Commission) or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent we specifically incorporate it by reference into a document filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 4, 2025, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s named executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

The amounts and percentage of shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to securities held by that person that are currently exercisable or exercisable within 60 days of September 4, 2025 (“Presently Exercisable Securities”), if any, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

The table reflects 61,747,852 shares common stock outstanding as of September 4, 2025 plus any shares issuable upon exercise of Presently Exercisable Securities held by such person or entity.

Except as otherwise noted below, the address for persons listed in the table is c/o Dragonfly Energy Holdings Corp., 12915 Old Virginia Rd, Reno, Nevada 89521.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dr. Denis Phares(1)(2)	1,802,302	2.92%
John Marchetti (3)	-	-
Wade Seaburg(4)	36,220	*
Tyler Bourns(5)	13,106	*
Luisa Ingargiola(6)	22,400	*
Brian Nelson(7)	19,445	*
Perry Boyle	14,009	*
All current Executive Officers and Directors as a group (7 persons):	1,929,250	312%

* Less than one percent.

(1)	Excludes 2,777,778 shares of common stock not yet payable as the earnout contingencies have not yet been met and will not be met within 60 days of September 4, 2025.

(2)	Includes 135,323 shares held on behalf of the Phares 2021 GRAT dated July 9, 2021, of which Dr. Phares is the trustee.

(3)	On April 19, 2024, Mr. Marchetti’s employment with us was terminated. As a result, his vested options were forfeited and his unvested options were terminated on such date.

(4)	Includes 15,247 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of September 4, 2025.

(5)	Includes 5,788 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of September 4, 2025.

(6)	Includes 10,836 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of September 4, 2025.

(7)	Includes 7,881 shares of common stock issuable upon exercise of outstanding stock options exercisable within 60 days of September 4, 2025.

PROPOSAL 2

REVERSE STOCK SPLIT PROPOSAL

General

On September 5, 2025, our Board unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval of the effectuation of a reverse stock split pursuant to Nevada Revised Statutes (“NRS”) 78.2055, with a ratio in the range of not less than one-for-two (1:2) and not greater than one-for-twenty (1:50), with the exact ratio to be determined by our Board in its discretion at any time within one year after stockholder approval is obtained, to regain compliance with the $1.00 per share requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on Nasdaq, with respect to the then-issued and outstanding shares of our common stock. The Reverse Stock Split will also affect then-outstanding options and warrants. The Reverse Stock Split will not affect the number of our authorized shares of common stock.

Approval of this proposal will grant our Board the authority, without further action by our stockholders, to carry out the Reverse Stock Split any time within one year after stockholder approval is obtained, with the exact exchange ratio and timing to be determined at the discretion of our Board (within the range indicated above) and set forth in a public announcement. Even if our stockholders approve this proposal, our Board may determine in its discretion to abandon and not to effectuate the Reverse Stock Split. In addition, our Board may determine to effect the Reverse Stock Split even if the trading price of our shares of our common stock is at or above $1.00 per share.

Background

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DFLI.” The continued listing requirements of the Nasdaq Capital Market provide, among other things, that our common stock must maintain a closing bid price in excess of $1.00 per share.

On May 14, 2025, we received a written notice from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying us that, because for the thirty (30) consecutive business days preceding the receipt of the notice, the bid price for our common stock had closed below the minimum $1.00 per share requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”), the Staff had determined to delist our securities from Nasdaq unless we timely requested a hearing before the Panel. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), we were not eligible for any compliance period due to the fact that we had effected a reverse stock split over the prior one-year period. In addition, on June 11, 2025, we received an additional staff determination letter indicating that, based upon our non-compliance with the requirement to maintain a minimum market value of listed securities of $35 million for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”), the Staff had determined such non-compliance served as an additional basis for delisting the Company’s securities from Nasdaq.

We timely requested a hearing with the Nasdaq Hearings Panel (the “Panel”), and on July 2, 2025, we received notice (the “Notice”) from Nasdaq that, based on the plan of compliance submitted by us, the Panel had granted us an exception until November 10, 2025 (the “Exception”) to regain compliance with (i) Minimum Bid Price Requirement and (ii) the MVLS Requirement, subject to our achievement of certain milestones. In the event we fail to meet the milestones set forth in the compliance plan submitted to the Panel or otherwise regain compliance with the Bid Price Requirement and the MVLS Requirement or the alternative criteria by November 10, 2025, our securities will be delisted from Nasdaq. The Exception was granted following our hearing with the Panel on June 24, 2025.

Our Board determined that the continued listing of our common stock on the Nasdaq Capital Market is beneficial for our stockholders. The delisting of our common stock from the Nasdaq Capital Market would likely have very serious consequences for us and our stockholders. If our common stock is delisted from the Nasdaq Capital Market, our Board believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

Approval of this proposal will grant our Board the authority, without further action by our stockholders, to carry out the Reverse Stock Split at any time within one year after stockholder approval is obtained, with the exact exchange ratio (within the range indicated above) and timing to be determined at the discretion of our Board.

Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split.

Effective Time

If this proposal is approved and our Board determines to effect the Reverse Stock Split, the exact timing will be determined at the discretion of our Board and set forth in a public announcement.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split within one year after stockholder approval is obtained, the authority granted in this proposal to implement the Reverse Stock Split will terminate. Our Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Reasons for the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of our common stock outstanding and proportionately increase the market price of our common stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Capital Market. Accordingly, our Board approved the Reverse Stock Split Proposal in order to help ensure that the share price of our common stock meets the continued listing requirements of the Nasdaq Capital Market. Our Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in our and our stockholders’ best interests and is likely to improve the trading price of the shares of our common stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Our Board may determine to effect the Reverse Stock Split even if the trading price of our common stock is at or above $1.00 per share.

Board Discretion to Implement the Reverse Stock Split

Our Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, our Board would carry out a reverse stock split only upon our Board’s determination that a reverse stock split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, our board of the directors may consider numerous factors including:

●	the historical and projected performance of our common stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in our common stock and our ability to maintain continued listing on the Nasdaq Capital Market;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the then-prevailing trading price for our common stock and the volume level thereof; and

●	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our Board intends to select a Reverse Stock Split ratio (within the range indicated above) that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

●	As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our common stock in order to meet the continuing listing requirements of the Nasdaq Capital Market. However, the Reverse Stock Split, if effected, may not increase the market price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our common stock, the increase may not be long-term or permanent. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our common stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

●	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares. Although our Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to our issued and outstanding common stock, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of common stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in us. The relative voting rights and other rights and preferences that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

The Reverse Stock Split will not affect the number of authorized shares of common stock. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for such purposes as our Board may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to our existing stockholders by decreasing such stockholders’ percentage of equity ownership in us.

The following table contains approximate number of issued and outstanding shares of common stock, and the estimated per share trading price following a one-for-two (1:2) to (1:50) Reverse Stock Split, without giving effect to any adjustments for fractional shares of common stock or the issuance of any derivative securities, as of September 4, 2025.

	Current	1:2	1:10	1:25	1:50
Common Stock Authorized	400,000,000	400,000,000	400,000,000	400,000,000	400,000,000
Common Stock Issued and Outstanding	61,741,852	30,870,926	6,174,185	2,469,674	1,234,837
Number of Shares of Common Stock Reserved for Issuance(1)	10,505,562	5,252,781	1,050,556	420,222	210,111
Number of Shares of Common Stock Authorized but Unissued and Unreserved	327,752,586	363,876,293	392,775,259	397,110,103	398,555,052
Price per share, based on the closing price of our Common Stock on September 4, 2025(2)	$0.29	$0.58	$2.92	$7.31	$14.61

(1) Includes (i) 328,581 shares of common stock issuable upon the exercise of stock options and unvested restricted stock units outstanding; (ii) 4,256,180 shares of common stock issuable upon the exercise of warrants outstanding; (iii) 2,777,778 shares of common stock reserved for issuance in the event of certain milestones in connection with the Business Combination; (iv) 1,191,769 shares available for future issuance as awards under the 2022 Plan prior to giving effect to the proposed amendment to the 2022 Plan as described in the Equity Plan Proposal), and the ESPP; and (vii) 1,951,769 shares of common stock reserved for future issuance under the pursuant to the terms of our purchase agreement, dated May 20, 2024 with Chardan Capital Markets LLC (the “ChEF Equity Facility”).

(2) The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the common stock on one-for-two (1:2) and not greater than one-for-twenty (1:50).

The Reverse Stock Split will have no effect on the number of authorized shares of common stock or preferred stock or the par value of the common stock or preferred stock.

Effect on the Equity Incentive Plans, Outstanding Options and Warrants

If the Reverse Stock Split is approved and effected, the total number of shares of common stock reserved for issuance under our equity incentive plans would be reduced in proportion to the ratio selected by our Board. The total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the Reverse Stock Split ratio.

Under the terms of our outstanding equity awards, options and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the equity incentive plans or warrants, which may include rounding the number of shares of common stock issuable down to the nearest whole share.

Potential Anti-Takeover Effect

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of us (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our Board or contemplating a tender offer or other change in control transaction).

Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement any anti-takeover measure.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of common stock hold some or all of their common stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split, if implemented. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our common stock on Nasdaq during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of the Reverse Stock Split Proposal, if the Board elects to implement the proposed Reverse Stock Split, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the Board elected to consummate a one-for-ten (1:10) Reverse Stock Split, if a stockholder held 13 shares of common stock immediately prior to the Reverse Stock Split, then such stockholder would be paid in cash for the three shares of common stock but will maintain ownership of the remaining one share of common stock.

In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares). Any stockholder who owns fewer than 200 to 5,000 shares of common stock, depending on the final ratio, prior to the Reverse Stock Split could own fewer than 100 shares of common stock following the Reverse Stock Split. Stockholders who hold odd lots typically experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

No Dissenter’s or Appraisal Rights

Our stockholders are not entitled to any dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) has a valid election in effect to treat such trust as a U.S. person for U.S. federal income tax purposes.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative rulings and practices and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, certain former U.S. citizens and lawful permanent residents of the United States, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities (including S-corporations), traders in securities that elect to mark-to-market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment), (iv) persons liable for the alternative minimum tax, (v) persons that directly, indirectly or constructively, own 5% or more of the total combined voting power of our stock or of the total value of our equity interests or (vi) persons that will hold shares of common stock in connection with a permanent establishment or fixed base outside the United States. This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address U.S. federal tax considerations other than income tax considerations (such as Medicare contribution tax on net investment income, the alternative minimum tax, or estate or gift taxes) or tax considerations arising under any U.S. state or local or non-U.S. laws. In addition, this summary does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular tax consequences of the Reverse Stock Split to them.

General Tax Treatment of the Reverse Stock Split

In general, the U.S. federal income tax consequences of the Reverse Stock Split will vary among U.S. holders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their shares. The Reverse Stock Split is intended to constitute a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder who receives solely a reduced number of shares of our common stock generally will not recognize gain or loss upon the exchange of shares of our common stock for a lesser number of shares of common stock, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of shares of common stock received in the Reverse Stock Split will be the same as such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the shares of common stock received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The U. S. Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder that, pursuant to the Reverse Stock Split, receives cash in lieu of a fractional share of our common stock will generally recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the stockholder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. The deductibility of net capital losses by individuals and corporations is subject to limitations. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of our common stock and whose proportionate interest in the Company is not reduced (after taking into account certain constructive ownership rules) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL TO AUTHORIZE OUR BOARD, IN ITS DISCRETION AT ANY TIME WITHIN ONE YEAR AFTER STOCKHOLDER APPROVAL IS OBTAINED, TO EFFECT A REVERSE STOCK SPLIT OF ONLY THE THEN-OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK (WITH NO CHANGE TO THE AUTHORIZED CAPITAL STOCK OF THE COMPANY), AT A RATIO OF NOT LESS THAN ONE-FOR-TWO (1:2) AND NOT GREATER THAN ONE-FOR-FIFTY (1:50), WITH THE EXACT RATIO TO BE DETERMINED BY OUR BOARD AND INCLUDED IN A PUBLIC ANNOUNCEMENT.

PROPOSAL 3

APPROVAL OF THE INCREASE IN AUTHORIZED PROPOSAL

Our Board may effect a reverse stock split of our common stock pursuant to NRS 78.207 (the “Board Reverse Stock Split”) to regain compliance with the Minimum Bid Price Requirement, as further described under the heading “Reasons for the Reverse Stock Split” in the Reverse Stock Split Proposal. In the event that the Board Reverse Stock Split is effectuated by the Board, the Board would not effectuate a reverse stock split using the authority set forth in Reverse Stock Split Proposal, and we would be required to promptly file with the State of Nevada a Certificate of Change, which would effectuate the Board Reverse Stock Split and also have the effect of amending our Articles of Incorporation to decrease the number of authorized shares of our common stock set forth therein, depending on the ratio approved by the Board for the Board Reverse Stock Split (the “Board Reverse Stock Split Ratio”), as follows:

	Current	1:2	1:10	1:25	1:50
Common Stock Authorized	400,000,000	200,000,000	40,000,000	16,000,000	8,000,000

In the event of a Board Reverse Stock Split as described above, our Board has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to increase our authorized shares of common stock to 400,000,000, the current amount of authorized common stock under our Articles of Incorporation (the “Increase in Authorized Certificate of Amendment”). The form of the text of the amendment (which would be filed with the Nevada Secretary of State on its then prescribed form of Certificate of Amendment) is set forth as Appendix A to this proxy statement (subject to any changes required by applicable law). Our Board believes that it is in the best interests of the Company and our stockholders to amend our Articles of Incorporation to increase the number of authorized shares of common stock as result of the proportional decrease in authorized shares that would occur in connection with a Board Reverse Stock Split.

Outstanding Shares and Purpose of the Proposal

Our Articles of Incorporation currently authorizes us to issue a maximum of 400,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. Our issued and outstanding securities, as of September 4, 2025, and as adjusted for various potential Board Reverse Stock Split Ratios are as follows:

	Current	1:2	1:10	1:25	1:50
Common Stock Authorized	400,000,000	200,000,000	40,000,000	16,000,000	8,000,000
Common Stock Issued and Outstanding	61,741,852	30,870,926	6,174,185	2,469,674	1,234,837
Number of Shares of Common Stock Reserved for Issuance(1)	10,505,562	5,252,781	1,050,556	420,222	210,111
Number of Shares of Common Stock Authorized but Unissued and Unreserved	327,752,586	163,876,293	32,775,259	13,110,103	6,555,052
Price per share, based on the closing price of our Common Stock on September 4, 2025(2)	$0.29	$0.58	$2.92	$7.31	$14.61

(1) Includes (i) 328,581 shares of common stock issuable upon the exercise of stock options and unvested restricted stock units outstanding; (ii) 4,256,180 shares of common stock issuable upon the exercise of warrants outstanding; (iii) 2,777,778 shares of common stock reserved for issuance in the event of certain milestones in connection with the Business Combination; (iv) 1,191,769 shares available for future issuance as awards under the 2022 Plan (prior to giving effect to the proposed amendment to the 2022 Plan as described in the Equity Plan Proposal), and the ESPP; and (vii) 1,951,769 shares of common stock reserved for future issuance under the pursuant to the terms of our ChEF Equity Facility.

(2) The price per share indicated reflects solely the application of the applicable reverse split ratio to the closing price of the common stock on September 4, 2025.

Adoption of the amendment would not affect the rights of the holders of currently outstanding common stock, except, to the extent the additional authorized shares are issued, for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of the Increase in Authorized Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of the State of Nevada. The description of the Increase in Authorized Certificate of Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Increase in Authorized Certificate of Amendment attached to this proxy statement as Appendix A.

Because of the proportional decrease in authorized shares that would occur in connection with the Board Reverse Stock Split, the approval of the Increase in Authorized Certificate of Amendment is important for our ongoing business. Our Board believes it would be prudent and advisable to have the additional shares available to provide additional flexibility regarding the potential use of shares of common stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of common stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of common stock or securities that are convertible into or exercisable for shares of common stock; (ii) expanding our business through potential strategic transactions, including mergers, acquisitions, licensing transactions and other business combinations or acquisitions of new product candidates or products; (iii) establishing strategic relationships with other companies; (iv) exchanges of common stock or securities that are convertible into or exercisable for shares of common stock for other outstanding securities; (v) providing equity incentives pursuant to the 2022 Plan and the ESPP, or another plan we may adopt in the future, to attract and retain employees, officers or directors; (vi) utilizing the ChEF Equity Facility; and (vii) other general corporate purposes. We intend to use the additional shares of common stock that will be available to undertake any such issuances described above. As is the case with the shares of common stock which are currently authorized but unissued, if the Increase in Authorized Certificate of Amendment is adopted by the stockholders, the Board will only have authority to issue the additional shares of common stock from time to time without further action on the part of stockholders to the extent not prohibited by applicable law or by the rules of any stock exchange or market on which our securities may then be listed or authorized for quotation. Because it is anticipated that our directors and executive officers will be granted additional equity awards under the 2022 Plan, or another plan we adopt in the future, they may be deemed to have an indirect interest in the Increase in Authorized Certificate of Amendment, because absent the Increase in Authorized Certificate of Amendment, we may not have sufficient authorized shares to grant such awards.

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our common stock.

Disadvantages to an increase in the number of authorized shares of common stock may include:

●	Stockholders may experience further dilution of their ownership.

●	Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●	The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

●	The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of common stock and warrants, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders. We are therefore requesting our stockholders approve this proposal to amend our Articles of Incorporation to increase our authorized shares of common stock to 400,000,000 shares in the event of the proportional decrease in authorized shares that would occur in connection with a Board Reverse Stock Split if the Board elects to do so as described herein.

THE BOARD RECOMMENDS A VOTE “FOR” THE INCREASE IN AUTHORIZED PROPOSAL.

PROPOSAL 4

APPROVAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER OUR 2022 PLAN BY 9,000,000 SHARES

General

Our Board is requesting that stockholders approve an amendment to our 2022 Plan increasing the number of shares of our common stock reserved for issuance under the 2022 Plan by 9,000,000 shares (prior to giving effect to any Reverse Stock Split or Board Reverse Stock Split). If either the Reverse Stock Split or Board Reverse Stock Split is effected, such number of shares will be reduced in accordance with the ratio of such reverse stock split. A copy of the amendment (the “Amendment”) is attached as Appendix B. The Board approved the Amendment on September 5, 2025 and directed that the Amendment be submitted to our stockholders for approval at the Annual Meeting.

The primary purpose of the 2022 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to our business, thereby advancing the interests of the Company and its stockholders. Our Board believes that the granting of stock options, stock appreciation rights (“SARs”), restricted stock and restricted stock unit awards, and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long-range plans and securing our growth and financial success.

As of September 4, 2025, 845,899 shares (after giving effect to the 1-for-9 reverse stock split effectuated on November 22, 2024) remained available for issuance under the 2022 Plan. The Company also maintains the 2019 Plan and the 2021 Plan (collectively, the “Prior Plans”), but no awards will be made under the Prior Plans. If the Company’s stockholders do not approve the Amendment, the Company will continue to operate under the 2022 Plan. However, if the authorized shares are depleted, we would not be able to continue to offer equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee interests with those of our stockholders through a program that includes stock ownership.

Stockholder approval of the Amendment is necessary in order to satisfy certain legal requirements, including requirements of Nasdaq rules, and to make awards under it eligible for beneficial tax treatment. In addition, our Board regards stockholder approval of the Amendment as desirable and consistent with good corporate governance practices.

Description of the 2022 Plan

The following description of the principal terms of the 2022 Plan, as amended, is a summary and is qualified in its entirety by the full text of the 2022 Plan, which is incorporated herein by reference to Exhibit 10.5 to the Annual Report. This summary does not purport to be a complete description of all the provisions of the 2022 Plan.

Administration. Our Board or one or more committees appointed by the Board to administer the 2022 Plan. The Board or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2022 Plan. The Board has delegated general administrative authority for the 2022 Plan to the Compensation Committee of the Board. The appropriate acting body, be it the Board or a committee or other person within its delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2022 Plan, including, without limitation, the authority:

●	to determine eligibility and, from among such persons determined to be eligible, determine the type(s) of award(s) that they are to receive;

●	to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

●	to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and SARs to the maximum term of the award);

●	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

●	subject to the provisions of the 2022 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

●	to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2022 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third-party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

●	to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

●	to approve the form of any award agreements issued under the 2022 Plan; and

●	to construe and interpret the 2022 Plan and any award agreements issued thereunder, make rules for the administration of the 2022 Plan, and make all other determinations for the administration of the 2022 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2022 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of September 4, 2025, the Company and its subsidiaries had a total of 144 employees, including 4 executive officers, 3 non-employee directors, and 1 consultant and advisor. In accordance with the Company’s Bylaws, directors who are serving the Company as employees and who receive compensation for their services as such, are not eligible to receive any other compensation under the 2022 Plan for their services as directors of the Company. None of our subsidiaries have employees and none of the officers and directors of our subsidiaries are eligible for awards under the 2022 Plan other than those who are eligible as officers or directors of the Company. Except with respect to awards identified under the section below titled “Existing Plan Benefits,” as awards under the 2022 Plan are within the discretion of the Compensation Committee, the Company cannot determine how many individuals in each of the categories described above will receive awards.

Shares Subject to the 2022 Plan. If the Amendment is approved, the maximum number of shares of common stock that may be issued or transferred pursuant to awards under the 2022 Plan will equal the sum of the following (such total number of shares, the “Share Limit”):

●	10,217,443 shares, plus

●	the number of any shares subject to stock options granted under the Prior Plans and outstanding as of the date shareholders approved the 2022 Plan (the “2022 Plan Stockholder Approval Date”) which expire, or for any reason are cancelled or terminated without being exercised (the “Prior Plans Options”), plus

●	the number of any shares subject to restricted stock awards granted under the Prior Plans that were outstanding and unvested on the 2022 Plan Stockholder Approval Date that are forfeited, terminated, cancelled, or otherwise reacquired by the Company without having become vested (the “Prior Plans RSAs”).

As of September 4, 2025, there were 149,015 shares subject to Prior Plans Options outstanding and no shares subject to Prior Plans RSAs outstanding.

In addition, the Share Limit automatically increases on the first trading day in January of each calendar year during the term of the 2022 Plan by an amount equal to the lesser of (i) four percent of the total number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year or (ii) such number of shares of common stock as may be established by the Board. As a result of this “evergreen” provision, 192,324 shares of common stock were added to the Share Limit on January 1, 2023, 267,824 shares of common stock were added to the Share Limit on January 1, 2024 and 289,306 shares of common stock were added to the Share Limit on January 1, 2025.

Additional Share Limits. The following other limits are also contained in the 2022 Plan. These limits are in addition to, and not in lieu of, the Share Limit described above.

●	The maximum number of shares that may be delivered pursuant to options qualified as “incentive stock options” (“ISOs”) under Section 422 of the Code” granted under the 2022 Plan is 730,200 shares. If the Amendment is approved, the maximum number of shares that may be delivered pursuant to options qualified as ISOs granted under the 2022 Plan will increase to 10,217,443 subject to certain adjustments. (For clarity, any shares issued in respect of ISOs granted under the 2022 Plan will also count against the overall Share Limit above.)

●	Awards that are granted under the 2022 Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director may not exceed the number of shares that produce a grant date fair value for the award that, when combined with (i) the grant date fair value of any other awards granted under the 2022 Plan during that same calendar year to that individual in his or her capacity as a non-employee director and (ii) the dollar amount of all other cash compensation payable by the Company to such non-employee director for his or her services in such capacity during that same calendar year (regardless of whether deferred and excluding any interest or earnings on any portion of such amount that may be deferred), is $500,000. For purposes of this limit, the “grant date fair value” of an award means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Share-Limit Counting Rules. The Share Limit of the 2022 Plan is subject to the following rules:

●	Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2022 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2022 Plan.

●	Except as described below, to the extent that shares are delivered pursuant to the exercise of a SAR granted under the 2022 Plan, the number of underlying shares which are actually issued in payment of the award will be counted against the Share Limit. (For purposes of clarity, if a SAR relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares will be charged against the Share Limit with respect to such exercise, and the 85,000 shares not issued shall not count against the Share Limit and will be available for subsequent awards under the 2022 Plan.)

●	Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2022 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award granted under the 2022 Plan, will be counted against the Share Limit and will not again be available for subsequent awards under the 2022 Plan.

●	To the extent that an award granted under the 2022 Plan is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2022 Plan.

●	In the event that shares of common stock are delivered in respect of a dividend equivalent right granted under the 2022 Plan, the number of shares delivered with respect to the award will be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2022 Plan other than the aggregate Share Limit.

In addition, the 2022 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2022 Plan. The Company may not increase the applicable share limits of the 2022 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2022 Plan authorizes stock options, SARs, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash awards. The 2022 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. ISOs are taxed differently from nonqualified stock options, as described under “Material Federal Income Tax Consequences of Awards Under the 2022 Plan” below. As of September 4, 2025, the closing price of our common stock was $0.29 per share.

Incentive stock options are also subject to more restrictive terms and are limited in amount by the Code and the 2022 Plan. ISOs may only be granted to employees of the Company or a subsidiary. To qualify as an ISO, the exercise price may not be less than the fair market value of a share of our common stock on the grant date and the term of the option may not exceed ten years. However, in the case of an ISO granted to a person who owns or is deemed to own stock representing 10% or more of the voting power of all classes of stock of the Company (sometimes referred to as a “10% owner”), the exercise price must not be less than 110% of the fair market value of a share of common stock on the date the ISO is granted and the term of the option may not exceed five years. In addition, an ISO may not be transferred, other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder. Further, no ISOs may be granted to a holder that is first exercisable in a single year if that option, together with all ISOs previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

The other types of awards that may be granted under the 2022 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of common stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2022 Plan (including awards of stock options and SARs) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2022 Plan (other than options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2022 Plan will not automatically become fully vested pursuant to the provisions of the 2022 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2022 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at either the “target” performance level or based on performance through the applicable transaction, as determined by the Administrator in its discretion), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2022 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2022 Plan, awards under the 2022 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares of common stock issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2022 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority. The 2022 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2022 Plan. The Board may amend or terminate the 2022 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2022 Plan will terminate on May 12, 2032. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2022 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Clawback/Recoupment. Awards granted under the 2022 Plan are subject to the requirement that the awards be forfeited or amounts repaid to the Company after they have been distributed to the participant (i) to the extent set forth in an award agreement or (ii) to the extent covered by any clawback or recapture policy adopted by the Company from time to time, or any applicable laws that impose mandatory forfeiture or recoupment, under circumstances set forth in such applicable laws.

Amendment, Termination. Our Board may at any time amend, suspend or terminate the 2022 Plan, provided that no amendment may be made without the consent of our stockholders to the extent required by law.

Existing Plan Benefits

Since the adoption of 2022 Plan through September 4, 2025, we have granted the following stock options under the 2022 Plan to the individuals and groups listed below. In all cases, the securities underlying such stock options were shares of common stock. These share numbers do not take into account the effect of awards that have been cancelled or forfeited. As of the date hereof, we have granted stock options and RSUs under the 2022 Plan.

Name and Position	Number of Shares Subject to Stock Options (1)
Named Executive Officers	-
Dr. Denis Phares, Chief Executive Officer, Interim Chief Financial Officer, President	-
Wade Seaburg, Chief Commercial Officer	-
Tyler Bours, Chief Marketing Officer	-
John Marchetti, Former Senior Vice President, Operations, Former Chief Financial Officer	-
All current executive officers, as a group	-
All current directors who are not executive officers, as a group	-
Each nominee for election as director	-
Dr. Denis Phares	-
Luisa Ingargiola	-
Associates of any of such directors, executive officers or nominees	-
Each other person who received or is to receive five percent of such options	-
All employees who are not executive officers, as a group	16,179

(1)	Number of shares of common stock underlying stock options reflects the 1-for-9 reverse stock split of our authorized and issued and outstanding common stock, which became effective on November 22, 2024.

Material Federal Income Tax Consequences of Awards Under the 2022 Plan

The following is a brief summary of the effect of federal income taxation upon the participants and the Company with respect to awards under the 2022 Plan. This summary does not purport to be complete and does not address the federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences. The Company advises each participant to consult his or her own tax advisor regarding the tax consequences of participation in the 2022 Plan and for reference to applicable provisions of the Code.

Treatment of Options

The Code treats ISOs and nonqualified stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2022 Plan, nor will the Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonqualified stock option (including an option intended to be an ISO but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonqualified stock option, tenders shares of our common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an ISO and the tender is within two years from the date of grant or one year after the date of exercise of the ISO, the tender will be a disqualifying disposition of the shares acquired upon exercise of the ISO.

For ISOs, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “Disqualifying Disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a Disqualifying Disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an ISO, tenders shares of common stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another ISO and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a Disqualifying Disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an ISO could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the common stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will our Company be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock at that time.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a “Section 83(b) Election”), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the common stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our common stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit will recognize ordinary income as and when the units vest and shares of our common stock are issued. The amount of the income will be equal to the fair market value of the shares of our common stock issued at that time, and our Company will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

The federal income tax consequences of performance share awards, performance unit awards, incentive bonus awards, other cash-based awards and other stock-based awards will depend on the terms and conditions of those awards but, in general, participants will be required to recognize ordinary income in an amount equal to the cash and the fair market value of any fully vested shares of our common stock paid, determined at the time of such payment, in connection with such awards.

Section 409A

If an award is subject to Section 409A of the Code but does not comply with the requirements of Section 409A or meet an exemption to Section 409A, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A to their awards.

Potential Limitation on Company Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees”. The Board and the Compensation Committee intend to consider the potential impact of Section 162(m) on grants made under the 2022 Plan, but reserve the right to approve grants of awards for an executive officer that exceeds the deduction limit of Section 162(m).

Restrictions on Resale

Certain officers and directors of the Company may be deemed to be “affiliates” of the Company as that term is defined under the Securities Act. The common stock acquired under the 2022 Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It is intended that the shares issuable pursuant to the 2022 Plan will be registered under the Securities Act.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of common stock and each grantee receiving an award of shares of common stock under the 2022 Plan to pay any federal, state or local taxes required by law to be withheld.

Securities Issuable Pursuant to Other Equity Compensation Plans

For information regarding securities issuable pursuant to the Prior Plans, please see the information in this proxy statement set forth under the caption “Equity Compensation Plans.”

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER OUR 2022 EQUITY INCENTIVE PLAN.

PROPOSAL 5

APPROVAL OF THE VOTING STANDARD PROPOSAL

Effective as of May 30, 2025, NRS Section 78.390 was amended to modify the voting standard for stockholders of a Nevada publicly traded corporation to approve an amendment to the corporation’s articles of incorporation to increase or decrease the number of shares the corporation is authorized to issue. Prior to the amendment, Nevada corporations were required to obtain the vote of stockholders representing at least a majority of the voting power of the shares of capital stock entitled to vote on such a proposal. Pursuant to the amended NRS Section 78.390, so long as the corporation is a publicly traded corporation, an amendment to the corporation’s articles of incorporation that relates solely to an increase or decrease in the number of shares the corporation is authorized to issue must be approved by the stockholders of the affected class or series, regardless of limitations or restrictions on the voting power of the affected class or series.

Our Articles of Incorporation include a provision that provides that the number of authorized shares of common stock or preferred stock may be increased or decreased only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock entitled to vote thereon, voting together as a single class, irrespective of the provisions of the NRS. As a result, we cannot take advantage of the amendment to NRS Section 78.390, which allows publicly traded corporations to amend their articles of incorporation to increase or decrease the number of authorized shares of capital stock with stockholder approval under the voting standard for general matters (established either by the NRS or the corporation’s governing documents), unless the articles of incorporation require a greater proportion.

Our Board has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to amend the voting standard for future amendments to increase or decrease the number of authorized shares of common stock or preferred stock so that such amendments will not require an affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the “Voting Standard Certificate of Amendment”). The form of the text of the amendment (which would be filed with the Nevada Secretary of State on its then prescribed form of Certificate of Amendment) is set forth as Appendix C to this proxy statement (subject to any changes required by applicable law).

If the amendment is adopted, it will become effective upon the filing of the Voting Standard Certificate of Amendment with the Secretary of State of the State of Nevada. After such time, an amendment to our Articles of Incorporation that relates solely to an increase or decrease in the number of shares the corporation is authorized to issue will require approval by a majority of the votes cast on such proposal. This means that broker non-votes, abstentions, and shares not present in person or by proxy at a stockholder meeting would have no effect on the outcome of whether such amendments are approved by stockholders. The description of the Increase in Authorized Certificate of Amendment should be read in conjunction with and is qualified in its entirety by reference to the text of the proposed Voting Standard Certificate of Amendment attached to this proxy statement as Appendix C.

In deciding to approve the Voting Standard Amendment and recommend it for stockholder approval, our Board considered a number of factors, including:

●	By adopting the Voting Standard Amendment, shares held by stockholders who do not vote or return proxies will no longer count as votes against amendments to our Articles of Incorporation that relate solely to an increase or decrease in the number of shares the corporation is authorized to issue. However, stockholders may continue to register their dissent against these actions by casting votes “against” any of these actions, if they are taken in the future.

●	The currently applicable voting standards and requirements for increases or decreases to the authorized number of shares may require us to expend significant time and resources, including with respect to the engagement of proxy solicitors to help solicit the requisite votes or, if we are not able to reach the required voting thresholds, could result in such proposals either not receiving stockholder approval or requiring the adjournment of the meeting for further solicitation.

●	Our ability to offer equity incentives to our directors, officers, and employees, conduct equity offerings, and to engage in strategic transactions may also require us to increase the number of shares of our common stock.

THE BOARD RECOMMENDS A VOTE “FOR” THE VOTING STANDARD PROPOSAL.

PROPOSAL 6

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING IN THE EVENT THAT THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSALS, THE INCREASE IN AUTHORIZED PROPOSAL ARE INSUFFICIENT, THE EQUITY PLAN PROPOSAL AND/OR THE VOTING STANDARD PROPOSAL TO APPROVE SUCH PROPOSALS.

Adjournment of the Annual Meeting

In the event that the number of shares of common stock present or represented by proxy at the Annual Meeting and voting “FOR” the approval of one or more of the Reverse Stock Split Proposal, the Increase in Authorized Proposal, the Equity Plan Proposal and/or the Voting Standard Proposal are insufficient to approve such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the approval of Increase in Authorized Proposal. In that event, we will ask stockholders to vote only upon the adjournment proposal and not on any other proposal discussed in this proxy statement. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the approval of any such proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE ANNUAL MEETING IN THE EVENT THAT THE NUMBER OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSAL, THE INCREASE IN AUTHORIZED PROPOSAL, THE EQUITY PLAN PROPOSAL AND/OR THE VOTING STANDARD PROPOSAL ARE INSUFFICIENT TO APPROVE SUCH PROPOSALS.

PROPOSAL 5

RATIFICATION OF ACCOUNTANTS

Independent Registered Public Accounting Firm

The Audit Committee has appointed CBIZ CPAs P.C. (“CBIZ”) as our independent registered accounting firm for the fiscal year ending December 31, 2025. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm; however, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

Fees Billed to the Company in fiscal years 2024 and 2023

Upon approval of the Audit Committee of the Board, CBIZ was engaged, effective March 31, 2025 to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Marcum LLP (“Marcum”), which was acquired by CBIZ, served as our independent registered public accounting firm from November 15, 2023 until March 31, 2025. We did not pay any fees to CBIZ during any of the last two fiscal years. The following table summarizes the fees paid for professional services rendered by Marcum for each of the last two fiscal years:

Fee Category	Twelve months ended December 31, 2024	Twelve months ended December 31, 2023
Audit fees (1)	$605,440	$468,517
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total Fees	$605,440	$468,517

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit fees.”

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

(4)	All other fees consist of fees billed for services not associated with audit or tax.

Pre-Approval Practices and Procedures

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. The purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities as it relates to our financial accounting, reporting and controls. The Audit Committee’s principal functions are to assist the Board in its oversight of:

●	the integrity of our accounting and financial reporting processes and the audits of our financial statements by our independent auditors (the “Independent Auditors”);

●	the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Independent Auditors and our senior management;

●	the independence and performance of the Independent Auditors; and

●	our compliance with legal and regulatory requirements.

In accordance with applicable laws, rules and regulations, our Audit Committee charter and pre-approval policies established by the Audit Committee require that the Audit Committee review in advance and pre-approve all audit and permitted non-audit fees for services provided to us by our independent registered public accounting firm. The services performed by, and the fees to be paid to, Marcum in 2024 were approved by the Audit Committee.

Attendance at Annual Meeting

Representatives of CBIZ will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions from stockholders submitted in writing in accordance with the Annual Meeting procedures.

Change in Accounting Firm

BDO Dismissal

On November 15, 2023, our Audit Committee dismissed BDO USA, LLP (n/k/a BDO USA, P.C.) (“BDO”) as our independent registered public accounting firm. BDO had served as our independent registered public accounting firm from October 7, 2022 through the period ended September 30, 2023.

BDO’s audit report on our consolidated financial statements as of December 31, 2022 and for the year then ended did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for BDO’s report for the year ended December 31, 2022, which contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

During the fiscal year ended December 31, 2022 and the subsequent interim period through November 15, 2023: (1) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in connection with its reports on the consolidated financial statements for the following periods and (2) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth below. As previously disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), our management identified material weaknesses related to maintaining effective controls in the following areas: (i) insufficient number of accounting and financial reporting resources with the appropriate level of knowledge, experience and training; (ii) ineffective identification and assessment of risks impacting internal control over financial reporting; and (iii) ineffective evaluation and determination as to whether the components of internal control were present and functioning. As described in the 2022 Annual Report, the foregoing material weaknesses contributed to the following additional material weaknesses in business processes: (i) designing and implementing procedures surrounding completion, accuracy and review of account reconciliations; (ii) designing and implementing controls to assess the completeness, accuracy and accounting analysis of material contracts entered into by us; (iii) designing and implementing controls to sufficiently supervise and review the work completed by specialist engaged by us; (iv) designing and implementing controls to ensure the accuracy of period-end inventory count procedures to ensure proper financial reporting; and (v) designing and implementing control procedures to ensure the accuracy of the financial statements to the underlying accounting records and ensure the completeness of required disclosure. This reportable event was discussed among our management, the Audit Committee and BDO. We authorized BDO to respond fully to the inquiries of Marcum, the successor accountant, including concerning this reportable event.

During our fiscal years ended December 31, 2022 the subsequent interim periods through November 17, 2023, the date Marcum completed its client acceptance process, neither us nor anyone acting on our behalf consulted with Marcum regarding either of the following: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Marcum concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

CBIZ Appointment

Marcum served as our independent registered accounting firm from November 15, 2023 through March 31, 2025. On November 1, 2024, CBIZ acquired the attest business of Marcum. As a result of the acquisition of the Marcum attestation business, on March 21, 2025, we were notified by Marcum that Marcum would resign effective immediately upon the filing of our Form 10-K for the fiscal year ended December 31, 2024. Concurrently with the Marcum notification, on March 21, 2025, we, with the approval of the Audit Committee engaged CBIZ as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The reports of Marcum regarding our financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the inclusion of an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2024 and 2023, and through March 21, 2025, the date Marcum informed us of their resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except as set forth below.

As previously disclosed in Item 9A of our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Annual Report”), our management identified a material weakness related to maintaining effective controls as a result of our failure to capture, and record, and pay tariffs correctly related to the imported merchandise on previously filed 2022 and 2021 financial statements. This reportable event was discussed among our management, the Audit Committee and Marcum.

During the fiscal years ended December 31, 2024 and 2023 and through March 21, 2025, the date Marcum informed us of their resignation, neither we nor anyone on our behalf consulted with CBIZ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on our financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C. AS THE COMPANY’S independent registered accounting firm FOR THE YEAR ENDING DECEMBER 31, 2025.

ADDITIONAL INFORMATION

Annual Report

Copies of our Annual Report on Form 10-K for the year ended December 31, 2024 (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Dragonfly Energy Holdings Corp., 12915 Old Virginia Road, Reno, Nevada 89521, Attn.: Secretary. Exhibits to the Annual Report will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2024 and certain other related financial and business information are contained in our Annual Report, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement and Annual Report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this proxy statement to any stockholder upon written or oral request to: Dragonfly Energy Holdings Corp., 12915 Old Virginia Road, Reno, Nevada 89521 Attn.: Secretary, or at (775) 622 - 3448. Any stockholder who wants to receive a separate copy of this proxy statement or Annual Report, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Submitting Proxy Proposals and Director Nominations for the 2026 Annual Meeting

Proposals to be Considered for Inclusion in our 2026 Proxy Materials

In order for a stockholder proposal to be eligible to be included in our proxy statement and proxy card for the 2026 Annual Meeting of Stockholders, the proposal must (1) be received by us at our principal executive offices, 12915 Old Virginia Road, Reno, Nevada 89521, Attn.: Secretary, no later than , 2026, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and our Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act.

Director Nominations and Other Business to be Brought Before the 2026 Annual Meeting of Stockholders

Notice of any director nomination or the proposal of other business that stockholders intend to present at the 2026 Annual Meeting of Stockholders, but do not intend to have included in our proxy statement and form of proxy relating to the 2026 Annual Meeting of Stockholders, must be received by us at our principal executive offices, 12915 Old Virginia Road, Reno, Nevada 89521 Attn.: Secretary, not earlier than the close of business on June 17, 2026 and not later than the close of business on July 17, 2026. In the event that the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting of Stockholders, the notice must be delivered to us not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the later than the close of business of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us. In addition, a stockholder’s notice must include the information required by our Bylaws with respect to each director nomination or proposal of other business that such stockholder intends to present at the 2026 Annual Meeting of Stockholders.

In addition to satisfying the foregoing requirements pursuant to our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by August 16, 2026. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described in this section and it shall not extend any such deadline set forth under our Bylaws.

Other Matters

As of the date of this proxy statement, the Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors,

Denis Phares
President, Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board

Reno, Nevada

     , 2025

To assure that your shares are represented at the Annual Meeting, please either (a) vote over the Internet following the instructions provided in this proxy statement, (b) vote by telephone by calling Alliance Advisors at 1-844-202-5696 or (c) complete, sign, date and promptly return the proxy card to Dragonfly Energy Holdings Corp.

If you have any questions or require any assistance in voting your shares, please call:

Alliance Advisors LLC
150 Clove Road, Suite 400, Little Falls, NJ, 07424
1-844-202-5696

APPENDIX A

Certificate of Amendment

“8. Authorized Shares” of the Articles of Incorporation of Dragonfly Energy Holdings Corp. is amended as follows:

Number of Common shares with Par value: 400,000,000 Par value: $0.0001

Number of Preferred shares with Par value: 5,000,000 Par value: $0.0001

The first paragraph of Section (A) of ARTICLE IV. Capital Stock of the Articles of Incorporation of Dragonfly Energy Holdings Corp. is deleted in its entirety and replaced with the following:

The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is Four Hundred Five Million (405,000,000) shares of capital stock, consisting of (i) Four Hundred Million (400,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock’’), and (ii) Five Million (5,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

APPENDIX B

2022 Equity Incentive Plan Amendment

AMENDMENT TO THE

DRAGONFLY ENERGY HOLDINGS CORP.

2022 EQUITY INCENTIVE PLAN

Dated: September 5, 2025

WHEREAS, the Board of Directors (the “Board”) of Dragonfly Energy Holdings Corp., a Delaware corporation (the “Company”) heretofore established the Dragonfly Energy Holdings Corp. 2022 Equity Incentive Plan (the “Plan”);

WHEREAS, after giving effect to the 1-for-9 reverse stock split effectuated on November 22, 2024 and shares of common stock of the Company (“Common Stock”) added to the Plan pursuant to the Plan’s “evergreen” provision effective on January 1 of each of 2023, 2024 and 2025 (which aggregate 749,454) (the “Evergreen Shares”), the maximum number of shares of Common  Stock currently available for grants of awards under the Plan (without reduction for shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding Awards under the Plan) is 1,217,443;

WHEREAS, after taking into account shares of Common Stock that have previously been issued pursuant to the Plan or that are the subject of outstanding awards under the Plan, there are currently 845,899 shares of Common Stock remaining available for additional awards under the Plan;

WHEREAS, in order to ensure that a sufficient number of shares of Common Stock continue to be available under the Plan in order to properly incentivize those eligible to participate in the Plan, including future eligible participants, the Board believes it to be in the best interests of the Company and its shareholders to increase the maximum number of shares of Common Stock available for grants of Awards under the Plan by 9,000,000 additional shares of Common Stock (the “Additional Reserved Shares”);

WHEREAS, the Board further believes it to be in the best interests of the Company and its shareholders that all such Additional Reserved Shares and the Evergreen Shares be available for grants under the Plan as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, Section 8.6.2 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval to the extent that such approval is required by applicable law.

NOW, THEREFORE, subject to approval of the Company’s stockholders, effective the date hereof, the Plan is hereby amended as follows:

1. Clause (1) of Section 4.2 of the Plan is hereby amended by substituting 10,217,443 shares for 2,785,950 shares therein.

2. Section 4.3(a) of the Plan is hereby amended in its entirety to read as follows:

“(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 10,217,443.”

3. Except as amended herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board.

Name:

APPENDIX C

Certificate of Amendment

The last paragraph of Section (A) of ARTICLE IV. Capital Stock of the Articles of Incorporation of Dragonfly Energy Holdings Corp. is deleted in its entirety and replaced with the following:

“The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) with the approval of the stockholders entitled to vote thereon, voting together as a single class, irrespective of the provisions of NRS 78.2055(3), 78.207(3) or 78.390(2), and no vote of the holders of any class or series of Common Stock or Preferred Stock voting separately as a class or series shall be required therefor (and any such right otherwise provided under NRS 78.2055(3), 78.207(3) or 78.390(2) is hereby specifically denied), unless a vote of any such holder is expressly required pursuant to these Articles.”

Dragonfly Energy Holdings Corp.

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to www.fcrvote.com/DFLI
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-402-3905
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

As a stockholder of Dragonfly Energy Holdings Corp., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM, Pacific Time, on October 14, 2025.

CONTROL NUMBER

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

DRAGONFLY ENERGY HOLDINGS CORP.

ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 15, 2025 at 9:00 AM PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF DRAGONFLY ENERGY HOLDINGS CORP.

The undersigned hereby appoints Denis Phares as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and hereby authorize him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Dragonfly Energy Holdings Corp. that the undersigned is entitled to vote at the Dragonfly Energy Holdings Corp. Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 A.M. Pacific Time on October 15, 2025 and any adjournment or postponement thereof, conferring authority upon such true and lawful attorney to vote in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

The Annual Meeting of Stockholders will be held virtually. In order to attend the Annual Meeting, you must register at https://web.viewproxy.com/dfli/2025 by 8:59 p.m. Pacific Time on October 14, 2025. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by clicking on the link provided and the password you received via email in your registration confirmation. Further instructions on how to attend and vote during the Annual Meeting are contained in the Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature________________________

Date________________________

Title________________________

Signature (Joint Owners)________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

CONTROL NUMBER

Address change:

(If you noted any Address Changes above, please mark box.) ☐